Exhibit 10.3

EXECUTION VERSION

PURCHASE and Sale AGREEMENT

by and between

PATTERN ENERGY GROUP INC.,

Purchaser

and

PATTERN ENERGY GROUP LP,

Seller

Dated as of

February 26, 2018

Interests in

GK Green Power Kanagi
GK Green Power Otsuki
GK Green Power Futtsu

LIST OF EXHIBITS AND APPENDICES

Exhibit A	General Definitions

Exhibit B	Rules of Construction

Appendix A	Kanagi

Section A	Transaction Terms and Conditions

Section B	Acquired Interests; Ownership Structure; and Solar Project Information

Section C	Documents and Key Counterparties

Section D	Affiliate Transactions

Appendix B	Ohorayama

Section A	Transaction Terms and Conditions

Section B	Acquired Interests; Ownership Structure; and Wind Project Information

Section C	Documents and Key Counterparties

Section D	Affiliate Transactions

Appendix C	Futtsu

Section A	Transaction Terms and Conditions

Section B	Acquired Interests; Ownership Structure; and Solar Project Information

Section C	Documents and Key Counterparties

Section D	Affiliate Transactions

PURCHASE and Sale AGREEMENT

THIS PURCHASE and Sale AGREEMENT (this “Agreement”), dated as of February 26, 2018, is made by and between Pattern Energy Group Inc., a Delaware corporation (“Purchaser”), and Pattern Energy Group LP, a Delaware limited partnership (the “Seller”). Capitalized terms used in this Agreement shall have the respective meanings specified in Exhibit A attached hereto.

RECITALS

WHEREAS, Seller owns, directly or indirectly through one or more of its Affiliates (each such Seller’s Affiliate, a “Subsidiary Transferor”), (i) 92.34% of the equity interests in GK Green Power Kanagi (the “Kanagi Project Company”), which owns and operates the Kanagi Project, (ii) 94.99% of the equity interests in GK Green Power Otsuki (the “Ohorayama Project Company”), which owns and operates the Ohorayama Project and (iii) 95.38% of the equity interests in GK Green Power Futtsu (the “Futtsu Project Company”), which owns and operates the Futtsu Project, each as more fully described on Part I of Section B of the Appendix to this Agreement relating to the applicable Project; and

WHEREAS, Seller desires to sell to Purchaser or a Subsidiary thereof (a “Subsidiary Purchaser”), and Purchaser desires to purchase (or cause such Subsidiary Purchaser to purchase) from Seller, the Acquired Interests defined and described in Part I of Section B of the Appendix relating to the applicable Project (the “Acquired Interests”) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual terms, conditions and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE ACQUIRED INTERESTS

1.1  Agreement to Sell and Purchase. Subject to the satisfaction or waiver (by the party for whose benefit such condition exists) of the conditions set forth in Article 5 and the other terms and conditions of this Agreement, at the Closing (a) Seller shall sell, assign, transfer and convey (or, if applicable, cause the applicable Subsidiary Transferors to sell, assign, transfer and convey) the Acquired Interests for each Project to Purchaser, and (b) the Purchaser shall (or shall cause the applicable Subsidiary Purchaser to) purchase the Acquired Interests for each Project from Seller (or, if applicable, the Subsidiary Transferors applicable to the applicable Acquisition), for an aggregate purchase price for all Acquired Interests of $87,405,000, with the purchase price for each such Acquired Interest as set forth in Part I of Section A of the applicable Appendix to this Agreement (subject to the adjustments set forth therein) (each, a “Purchase Price”). The purchase and sale of the Acquired Interests relating to a particular Project and Project Company (each such purchase and sale, an “Acquisition”) shall occur on the same date and at the same time as the Closing with respect to all other Acquisitions.

1.2  Signing Date Deliverables. On or prior to the date of this Agreement, Seller has delivered or is delivering to Purchaser a Financial Model for each Project as of the date hereof. On the date of this Agreement each of Seller and Purchaser shall deliver to the other party the other deliverables with respect to each Acquisition set forth in Part II of Section A of the Appendix relating to such Acquisition.

1.3  Purchase Price. The purchase price payable by the Purchaser (or the applicable Subsidiary Purchaser) to Seller (or, if applicable, the Subsidiary Transferor applicable to such Acquisition) at the Closing of an Acquisition shall be the Purchase Price set forth in Part I of Section A of the Appendix relating to such Acquisition. Such Purchase Price shall be subject to adjustment by the corresponding Purchase Price Adjustment (if any) and/or the Post-Closing Adjustment (if any) set forth in Part I of Section A of the Appendix relating to such Acquisition. All payments of such Purchase Price, any such Purchase Price Adjustment and/or any Post-Closing Adjustment shall be paid by wire transfer of same day funds in the applicable currency to the accounts set forth in Part I of Section A of the Appendix relating to such Acquisition.

1.4  The Closing. The closing of each Acquisition (each, a “Closing”) will take place on the dates and at the locations specified in Part III of Section A of the Appendix relating to such Acquisition, or such other time and place as the parties hereto shall mutually agree (including Closing by facsimile or “PDF” electronic mail transmission exchange of executed documents or signature pages followed by the exchange of originals as soon thereafter as practicable), and will be effective as of 12:01 a.m. Eastern Time on the day such Closing occurs.

1.5  Conduct of Closing.

(a)  At or prior to each Closing for an Acquisition, Seller shall deliver, or cause to be delivered, to the Purchaser:

(i)	the original certificates representing the Acquired Interests to be purchased at such Closing duly endorsed for transfer by Seller (or, if applicable, the Subsidiary Transferors applicable to such Acquisition) to the Purchaser (or the applicable Subsidiary Purchaser) or with appropriate powers with respect thereto duly endorsed by Seller (or, if applicable, such Subsidiary Transferors applicable to such Acquisition); provided, that if such Acquired Interests are not in certificated form, Seller shall deliver to the Purchaser (or the applicable Subsidiary Purchaser) a duly executed assignment agreement or other instrument conveying such Acquired Interests to the Purchaser in form and substance reasonably acceptable to the Purchaser;

(ii)	any other documents and certificates contemplated by Article 4 and Article 5 hereof to be delivered by or on behalf of Seller at such Closing, including the certificate referred to in Section 5.2(d);

(iii)	not less than five (5) Business Days prior to its delivery of a Closing Notice for a Closing, Seller shall deliver to the Purchaser

(A) an updated Financial Model for the applicable Project, which shall be revised pursuant to Part I of Section A of the Appendix for the applicable Acquisition, and which shall be used to determine the Purchase Price Adjustment (if any) for such Acquisition; and (B) a detailed calculation of any proposed Purchase Price Adjustment, if any, for such Acquisition. The Purchaser shall have a period of two (2) Business Days to review and confirm the updates to such Financial Model and the calculation of such Purchase Price Adjustment. If the Purchaser disapproves of such updates to such Financial Model and/or the calculation of such Purchase Price Adjustment, the parties shall have a further period of two (2) Business Days to negotiate the same. In the event that the parties cannot agree on such updates to such Financial Model and/or calculation of such Purchase Price Adjustment (acting reasonably) following such two (2) Business Day period, (x) the parties shall resolve any dispute in accordance with the procedures set forth in Section 7.4 (which, for the avoidance of doubt, shall not delay the Closing Date) and (y) the amount in dispute shall be retained by the Purchaser until the dispute is resolved as aforesaid. Subject to the foregoing, with respect to each Closing, Seller shall deliver to Purchaser a signed direction containing the final determination of the Purchase Price for such Acquisition (less any disputed amount) for the Purchaser not less than two (2) Business Days prior to the Closing Date applicable to such Closing; and

(iv)	any other Closing deliverables set forth in Section A-1 of the Appendix for such Acquisition.

(b)  With respect to each Acquisition, at or prior to the Closing for such Acquisition, the Purchaser shall deliver to Seller:

(i)	the documents and certificates contemplated by Article 4 and Article 5 hereof to be delivered by or on behalf of the Purchaser (or the applicable Subsidiary Purchaser) with respect to such Acquisition, including the certificate referred to in Section 5.3(d); and

(ii)	any other Closing deliverables set forth in Section A-2 of the applicable Appendix relating to such Acquisition.

1.6  Withholding. Notwithstanding any provision contained herein to the contrary, Purchaser (or the applicable Subsidiary Purchaser) shall be entitled to deduct and withhold from the consideration or any payment otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold under any provision of applicable Laws. If Purchaser (or the applicable Subsidiary Purchaser) so withholds, the amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom Purchaser made such deduction or withholding.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in, or qualified by any matter set forth in, the Schedules attached hereto, with respect to each Acquisition, Seller hereby represents and warrants to Purchaser as set forth in this Article 2 as of (a) the date hereof and (b) the Closing Date, in each case, unless otherwise specified in the representations and warranties below, in which case the representation and warranty is made as of such date. Whether or not a particular Section of this Article 2 refers to a specific, numbered Schedule for an Acquisition, such Section shall, to the extent applicable, be subject to the exceptions, qualifications, and other matters set forth in the Schedules for such Acquisition to the extent that the relevance of such exceptions, qualifications or other matters is reasonably apparent on the face thereof. Seller is making the representations and warranties set forth in this Article 2 solely on an Acquisition by Acquisition basis, and the representations and warranties with respect to any one Acquisition shall not apply to any other Acquisition.

2.1  Organization and Status. Seller and each Subsidiary Transferor for such Acquisition (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth in the preamble to this Agreement or Part I of Section B of the applicable Appendix, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (c) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted. Seller has made available to Purchaser complete and correct copies of the Organization Documents for Seller, each Subsidiary Transferor, each HoldCo, the Project Company and each of their respective Subsidiaries, in each case for such Acquisition. Part I of Section B of the Appendix for such Acquisition sets forth a list of each HoldCo, the Project Company and each of their respective Subsidiaries, in each case, for such Acquisition, and for each such company: (a) its name, (b) the number and type (as applicable) of its outstanding equity interests and a list of the holders thereof and (c) its jurisdiction of organization. Each HoldCo, each of HoldCo’s Subsidiaries, the Project Company and each of the Project Company’s Subsidiaries, in each case for such Acquisition, is a legal entity duly formed, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its formation and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing (to the extent applicable) in each jurisdiction in which the property owned, leased or operated by such Person or the nature of the business conducted by such Person makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing (to the extent applicable) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.2  Power; Authority; Enforceability. Each of Seller and each Subsidiary Transferor for such Acquisition has the legal capacity and power to enter into, deliver and perform its obligations under this Agreement and has been duly authorized, in accordance with its Organization Documents, to enter into, deliver and perform its obligations under this Agreement with respect to such Acquisition. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

2.3  No Violation. Except as set forth on Schedule 2.3, the execution, delivery and performance by Seller of its obligations under this Agreement with respect to such Acquisition, and the performance by each Subsidiary Transferor for such Acquisition of this Agreement with respect to such Acquisition, in each case including without limitation the sale of the Acquired Interests for such Acquisition to the Purchaser (or the applicable Subsidiary Purchaser), do not, and will not, (a) violate any Governmental Rule to which Seller, any applicable Subsidiary Transferor, any HoldCo for such Acquisition or any of such HoldCo’s Subsidiaries, or the Project Company for such Acquisition or any of its Subsidiaries, is subject or the Organization Documents of any such Person, (b) result in the creation or imposition of any Lien (other than a Permitted Lien) upon such Acquired Interests for such Acquisition or with respect to any HoldCo for such Acquisition or any of such HoldCo’s Subsidiaries or the Project Company for such Acquisition or any of its Subsidiaries, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller, any such Subsidiary Transferor, any HoldCo for such Acquisition or any of such HoldCo’s Subsidiaries or the Project Company for such Acquisition or any of its Subsidiaries is a party or by which any such Person is bound, (d) other than as set forth in Part VII of Section A of the Appendix relating to such Acquisition, conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel or require any Consent under any Material Contract relating to the Project Company or the Project for such Acquisition or (e) other than as set forth in Part VII of Section A of the Appendix relating to the Project Company or the Project for such Acquisition, require any notice under any Material Contract relating to such Acquisition, except in the case of this clause (e), as would not reasonably be expected to be material in the context of the Project that is the subject of such Acquisition or otherwise prevent or materially impair or materially delay the consummation of such Acquisition.

2.4  No Litigation.

(a)  None of Seller, Subsidiary Transferor, or the Project Company for such Acquisition or any of such Project Company’s Subsidiaries is a party to or has received written notice of any pending or, to the Knowledge of Seller, threatened litigation, action, suit, proceeding or governmental investigation against Seller, such Subsidiary Transferors or their respective Affiliates which would reasonably be expected to be material to the ownership of the Acquired Interests for such Acquisition or which seeks the issuance of an order restraining, enjoining, altering or materially delaying the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

(b)  No HoldCo for such Acquisition or any of such HoldCo’s Subsidiaries or the Project Company for such Acquisition or any of its Subsidiaries is a party to or has received written notice of any pending or, to the Knowledge of Seller, threatened litigation, action, suit, proceeding or governmental investigation which would reasonably be expected to be material to such HoldCo or such Subsidiaries or the Project for such Acquisition or which seeks the issuance of an order restraining, enjoining, altering or materially delaying the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

(c)  There are no material disputes with any counterparty to a Material Contract relating to such Acquisition. None of the HoldCo for such Acquisition, any of its Subsidiaries or the Project Company for such Acquisition or any of its Subsidiaries has made any material warranty claim under any Material Contract relating to such Acquisition with respect to such Acquisition.

2.5  Consents and Approvals. Except as set forth on Part VII of Section A of the Appendix relating to such Acquisition, no Consent of any Governmental Authority is required by or with respect to Seller, the Subsidiary Transferors for such Acquisition, any HoldCo for such Acquisition or any of such HoldCo’s Subsidiaries, or the Project Company for such Acquisition or any of such Project Company’s Subsidiaries, in connection with the execution and delivery of this Agreement by Seller with respect to such Acquisition, or the consummation by Seller or such Subsidiary Transferors of the transactions contemplated hereby with respect to such Acquisition, except for any Consents relating to such Acquisition which if not obtained or made prior to the Closing of such Acquisition would not reasonably be expected to prevent or impair or delay the consummation of the transactions contemplated by this Agreement with respect to such Acquisition and which can be reasonably expected to be obtained or made in the ordinary course after the Closing of such Acquisition.

2.6  Acquired Interests. Seller owns, directly or indirectly through one or more of its Affiliates, of record and beneficially one hundred percent (100%) of the Acquired Interests for such Acquisition as set forth in Part I of Section B of the Appendix for such Acquisition. Part I of Section B of the Appendix for such Acquisition sets forth the equity capitalization (or proposed equity capitalization) of each HoldCo for such Acquisition. All of the interests described in Part I of Section B of the Appendix for such Acquisition have been duly authorized, validly issued and are fully-paid and non-assessable and, except as set forth on Part I of Section B of such Appendix, there are no outstanding (i) equity interests or voting securities of any applicable HoldCo or the Project Company for such Acquisition, (ii) securities of any applicable HoldCo or the Project Company for such Acquisition convertible into or exchangeable for any equity interests or voting securities of such HoldCo or the Project Company for such Acquisition or (iii) options or other rights to acquire from such HoldCo or the Project Company for such Acquisition, or other obligation of such HoldCo or the Project Company for such Acquisition to issue, any equity interests or voting securities or securities convertible into or exchangeable for equity interests or voting securities of such HoldCo or Project Company, or any obligations of such HoldCo or the Project Company for such Acquisition to repurchase, redeem or otherwise acquire any of the foregoing. The Seller (or, if applicable, the Subsidiary Transferors for such Acquisition) has good and valid title to, and has, or will have, full power and authority to convey, the Acquired Interests for such Acquisition, as of the Closing Date. No Person other than Purchaser has any written or oral agreement or option or any right or privilege, whether by law, pre-emptive or contractual right, capable of becoming an agreement or option for the purchase or acquisition from Seller or any Subsidiary Transferor for such Acquisition of any of the Acquired Interests for such Acquisition. On the Closing Date of such Acquisition, Seller (or, if applicable, the Subsidiary Transferors for such Acquisition) will convey to Purchaser (or the applicable Subsidiary Purchaser) good and valid title to the Acquired Interests for such Acquisition free and clear of all Liens other than any obligations imposed under the Organization Documents of any applicable HoldCo or the Project Company or restrictions arising under applicable securities laws.

2.7  Solvency. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against, Seller or any Subsidiary Transferor for such Acquisition, or any HoldCo for such Acquisition or its Subsidiaries or the Project Company for such Acquisition or any of its Subsidiaries. None of Seller, any Subsidiary Transferor for such Acquisition or any HoldCo for such Acquisition or its Subsidiaries or the Project Company for such Acquisition or its Subsidiaries (a) has had a receiver, receiver and manager, liquidator, sequestrator, trustee or other officer with similar powers appointed over all or part of its business or its assets, and to the Knowledge of Seller, no application therefor is pending or threatened, (b) is insolvent or presumed to be insolvent under any law or is unable to pay its debts as and when they fall due, (c) has made a general assignment for the benefit of its creditors, or (d) has taken any action to approve any of the foregoing.

2.8  Compliance with Law.

(a)  There has been no actual violation by Seller or any Subsidiary Transferor for such Acquisition, of or failure by Seller or any such Subsidiary Transferor to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental Authority of such a violation, that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

(b)  There has been no actual violation by any HoldCo for such Acquisition or any of its Subsidiaries of or failure by such HoldCo or its Subsidiaries to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental Authority of such a violation, that would reasonably be expected to be material and relates to the Project for such Acquisition or would otherwise reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

(c)  There has been no actual violation by the Project Company for such Acquisition or any of its Subsidiaries of or failure by such Project Company or its Subsidiaries to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental

Authority of such a violation, that would reasonably be expected to be material or would otherwise reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

2.9  Taxes.

(a)  With respect to the Futtsu Project, the Project Company for such Acquisition has been, at all times since December 27, 2014, a partnership or disregarded entity for U.S. federal income tax purposes. With respect to the Kanagi Project, the Project Company for such Acquisition has been, at all times since June 24, 2015, a partnership or a disregarded entity for U.S. federal income tax purposes. With respect to the Ohorayama Project, the Project Company for such Acquisition has been, at all times since March 26, 2015, a partnership or a disregarded entity for U.S. federal income tax purposes.

(b)  The Project Company for each Acquisition has been, at all times since its formation, taxable as a corporation for Japanese tax purposes.

(c)  With respect to the HoldCo and its Subsidiaries for each Acquisition, no jurisdiction or authority in or with which such entity for such Acquisition does not file Tax Returns has alleged that it is required to file Tax Returns, and there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to any such entity.

(d)  Each of the HoldCo and its Subsidiaries for each Acquisition has timely filed all Tax Returns that it is required to file, has timely paid or has caused to be timely paid all Taxes it is required to pay to the extent due (other than those Taxes that it is contesting in good faith and by appropriate proceedings, with adequate and segregated reserves established for such Taxes) and, to the extent such Taxes are not due, has established or caused to be established reserves that are adequate for the payment thereof as required by GAAP.

(e)  None of the HoldCo and its Subsidiaries for each Acquisition has been a member of an affiliated, consolidated, combined or unitary group for any Tax purposes other than one of which such HoldCo or its applicable Subsidiary was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax asset of such HoldCo or such HoldCo’s applicable Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax asset of any other Person.

(f)  Each HoldCo and its Subsidiaries for each Acquisition has withheld from each payment made to any Person, all amounts required by applicable Laws to be withheld, and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authorities.

(g)  Each HoldCo and its Subsidiaries for each Acquisition has charged, collected and remitted on a timely basis all Taxes as required under applicable Laws on any sale, supply or delivery whatsoever, made by it.

(h)  Each HoldCo and its Subsidiaries for each Acquisition has maintained and continues to maintain at its place of business all records and books of account required to be maintained under applicable Laws, including Laws relating to sales and use Taxes.

(i)  With respect to each HoldCo and its Subsidiaries for each Acquisition, (i) no reassessments of the Taxes of it have been issued and are outstanding, (ii) none of the Seller, the Subsidiary Transferor for such Acquisition and HoldCo for such Acquisition (and its Subsidiaries) has received any indication from any Governmental Authority that an assessment or reassessment of it is proposed in respect of any Taxes, regardless of its merits, and (iii) it has not executed or filed with any Governmental Authority any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

(j)  None of HoldCo or its Subsidiaries for each Acquisition will be required to include for any Post-Closing Tax Period (i) any adjustment in taxable income pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Laws) or (ii) taxable income attributable to any prepaid amount received on or prior to the Closing Date or income economically realized in any Pre-Closing Tax Period, including any distributions in a Pre-Closing Tax Period from an entity that is fiscally transparent for Tax purposes and any income that would be includible in a Post-Closing Tax Period as a result of the installment method.

(k)  HoldCo for each Acquisition has not participated in a “reportable transaction” within the meaning of United States Treasury Regulations Section 1.6011-4.

(l) None of the Project Companies is treated as engaged in a trade or business within the United States for U.S. federal income tax purposes.

2.10  Unregistered Securities. It is not necessary in connection with the sale of the Acquired Interests for such Acquisition, under the circumstances contemplated by this Agreement with respect to such Acquisition, to register such Acquired Interests under the Securities Act of 1933 (the “Securities Act”), or under any other applicable securities laws.

2.11  Broker’s Fees. None of Seller, any Subsidiary Transferor for such Acquisition, or any HoldCo for such Acquisition has any liability or obligation for any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement relating to such Acquisition.

2.12  Material Contracts. Parts I, III, IV and V of Section C of the Appendix for such Acquisition, set forth, collectively, a list of all Material Contracts relating to the Project Company or the Project for such Acquisition. At or prior to the date hereof Seller has provided Purchaser with, or access to, copies of all such Material Contracts. To the extent any obligations of or for the benefit of any HoldCo, Project Company and their respective Subsidiaries, in each case, for such Acquisition, are outstanding under such Material Contracts as of the Closing Date, each such Material Contract is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of any such HoldCo, the Project Company for such Acquisition and their respective Subsidiaries and, to the Knowledge of Seller, each other party thereto, in accordance with its terms, except as such terms may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law. None of HoldCo, the Project Company or their respective Subsidiaries, in each case, for the applicable Acquisition, or to the Knowledge of Seller, any other party thereto (i) is in breach of or default in any material respect under a Material Contract relating to the Project Company or the Project for such Acquisition and, to the Knowledge of Seller, no event has occurred and is continuing which, with notice or the lapse of time or both, would constitute a material breach of or default under any such Material Contract or would give rise to any right of termination, cancellation, acceleration, amendment, suspension or revocation of such a Material Contract, or (ii) has received any written notice of termination or suspension of any Material Contract relating to the Project Company or the Project for such Acquisition, and to the Knowledge of Seller, no action is being taken by any Person to terminate or suspend any such Material Contract.

2.13  Real Property.

(a)  Part V of Section C of the Appendix for such Acquisition lists all of the real property owned by the Project Company for such Acquisition or its Subsidiaries. To the Knowledge of Seller, no Governmental Authority has commenced the exercise of any eminent domain or similar power with respect to the Project Company Real Property for such Acquisition, and there are no pending or, to the Knowledge of Seller, threatened condemnation or eminent domain proceedings that affect any such Project Company Real Property.

(b)  HoldCo for such Acquisition and/or its Subsidiaries has good and valid title to or, subject to the terms and conditions of the Material Leases for such Acquisition, the right to use all Project Company Real Property for such Acquisition, free and clear of all Liens other than Permitted Liens. With respect to the Project Company Real Property for such Acquisition it leases or on which it was granted servitudes or superficies pursuant to the Material Leases relating to such Acquisition, the Project Company for such Acquisition or its applicable Subsidiary has peaceful and undisturbed nonexclusive possession under all Material Leases relating to such Acquisition, servitudes or superficies under which it is leasing or occupying property in accordance with the terms and conditions of such Material Leases, servitude or superficies and subject to the Permitted Liens. All rents and other payments under the Material Leases relating to such Acquisition have been paid in full to the extent due.

(c)  The Project Company Real Property relating to such Acquisition is sufficient to provide the Project Company for such Acquisition with continuous, uninterrupted and, together with public roads, contiguous access to the Project relating to such Acquisition sufficient for the operation and maintenance of such Project as currently conducted. All utility services necessary for the construction and operation of such Project for its intended purposes are available or are reasonably expected to be so available as and when required upon commercially reasonable terms.

2.14  Permits. Exhibit B-1 of the Appendix for such Acquisition sets forth a list of all material Permits acquired or held by the Project Company for such Acquisition and its Subsidiaries.  The Project Company for such Acquisition and its Subsidiaries hold in full force and effect all Permits required for the operation, ownership and maintenance of the applicable Project as presently conducted, and, in the case of any Project not yet in operation, holds all

Permits needed to complete construction of such Project and reasonably expects to obtain when needed all Permits needed for the operation and maintenance of such Project in due course on commercially reasonable terms and conditions, in each case, other than those Permits required in connection with certain construction and maintenance activities which are ministerial in nature and can reasonably be expected to be obtained in due course on commercially reasonable terms and conditions as and when needed.  None of the Project Company for such Acquisition or any of its Subsidiaries is in material default or material violation, and, to the Knowledge of Seller, no event has occurred and is continuing which, with notice or the lapse of time or both, would constitute a material default or material violation of, or would give rise to any right of termination, cancellation, acceleration, amendment, suspension or revocation under, any of the terms, conditions or provisions of any Permits held by such Project Company or its Subsidiaries.  There are no legal proceedings pending or, to the Knowledge of Seller, threatened in writing, relating to the suspension, revocation or modification of any Permits held by the Project Company for such Acquisition or any of its Subsidiaries.

2.15  Environmental Matters. Except as set forth in Part II of Section C of the Appendix for such Acquisition, (i) the Project Company for such Acquisition and its Subsidiaries, the Project Company Real Property for such Acquisition and the Project related to such Acquisition are in material compliance with all Environmental Laws, (ii) none of the Project Company for such Acquisition or any of its Subsidiaries has caused or contributed to the release of any Hazardous Substances in any material respect, and (iii) none of Seller, the Project Company for such Acquisition or any of their respective Subsidiaries has received written notice from any Governmental Authority of any material Environmental Claim with respect to the Project relating to such Acquisition, or any written notice of any investigation, or any written request for information, in each case, under any Environmental Law relating to such Project Company or the Project. None of Seller, the Project Company for such Acquisition or any of their respective Subsidiaries have given any release or waiver of liability that would waive or impair any material claim based on the presence of Hazardous Substances in, on or under any real property relating to the Project for such Acquisition, against a previous owner of any such real property or against any Person who may be potentially responsible for the presence of Hazardous Substances in, on or under any such real property.

2.16  Insurance. The Insurance Consultant’s Report defined and described on Part II of Section C of the Appendix for such Acquisition sets forth a list of all material insurance maintained by or on behalf the Project Company for such Acquisition or its Subsidiaries or the applicable Project (the “Insurance Policies”). All such Insurance Policies are now in full force and effect. All premiums with respect to such Insurance Policies covering all periods to and including the date hereof have been paid and, with respect to premiums due and payable prior to the Closing applicable to such Project, will be so paid. None of these Insurance Policies have lapsed and, to the Knowledge of Seller, there are no circumstances that have rendered such insurance unenforceable, void or voidable. None of Seller, the Project Company for the applicable Acquisition and the Subsidiaries of such Project Company has received any written notice in the past 12 months from the insurer under any Insurance Policies disclaiming coverage, reserving rights with respect to a particular claim or such Insurance Policy in general or canceling or materially amending any such Insurance Policy. The assets and properties of the Project Company for the applicable Acquisition and its Subsidiaries are insured in amounts no less than as required by applicable Law, applicable Permits or any Material Contract relating to the Project Company or the Project for such Acquisition, to which such Person is a party or by which its assets or properties are bound.

2.17  Financial Model. The Financial Model for the Project relating to such Acquisition has been prepared in good faith based on reasonable assumptions as to the estimates set forth therein and is consistent in all material respects with the provisions of the Material Contracts related for such Acquisition.

2.18  Financial Statements; No Undisclosed Liabilities; No Material Adverse Effect. The Financial Statements for the Project Company for such Acquisition have been prepared in accordance with GAAP applied on a consistent basis with prior periods, are correct and complete in all material respects and present fairly in accordance with GAAP the assets, liabilities, financial condition and results of operations of such Project as at their respective dates for the periods covered by such Financial Statements. Neither the Project Company relating to such Acquisition nor any of such Project Company’s Subsidiaries has Indebtedness other than (i) as disclosed in such Financial Statements or pursuant to the Material Contracts relating to the such Project Company, (ii) incurred since the date of such Financial Statements and disclosed on Section C of the Appendix for such Acquisition, (iii) incurred after the date hereof in accordance with this Agreement, including Section 4.1(a), and (iv) interest and fees accrued on any Indebtedness referred to in clause (i) after the date of such Financial Statements. Except as set forth in such Financial Statements, neither the Project Company relating to such Acquisition nor any of such Project Company’s Subsidiaries has any liabilities that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, other than any liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in such Financial Statements and any liabilities contained in the Material Contracts relating to the Project Company or the Project for such Acquisition, other than liabilities arising under such Material Contracts from contractual breach. Since the date of the most recent balance sheet included in such Financial Statements, no Material Adverse Effect with respect to the Project Company for such Acquisition has occurred.

2.19  Personal Property. The Project Company for such Acquisition and its Subsidiaries have good and valid title to (or a valid leasehold interest in) the Personal Property currently owned or used by such Persons in the operation of the Project relating to such Acquisition (other than Personal Property that individually and in the aggregate are immaterial to such operations), and such title or leasehold interests are free and clear of Liens other than Permitted Liens. All Personal Property that is material to the operation of the Project relating to such Acquisition is in good operating condition and repair, subject to normal wear and maintenance, and is usable in the ordinary course of business.

2.20  Employees. Neither the Project Company for such Acquisition nor any of its Subsidiaries has, or has ever had, any employees.

2.21  Employee Benefits. Neither the Project Company for such Acquisition nor any of its Subsidiaries has, or has ever had, any employee benefit plan (as such term is defined in Section 3(3) of ERISA and/or under similar provisions of Japanese laws).

2.22  Labor Matters. Neither the Project Company for such Acquisition nor any of its Subsidiaries is a party to any collective bargaining agreement with a labor union or organization or any other Contract with any labor union or other employee representative of a group of employees.

2.23  Intellectual Property. The Project Company for such Acquisition and its Subsidiaries own, license or can acquire on reasonable terms the Intellectual Property necessary to operate the Project relating to such Acquisition. To the Knowledge of Seller, no Intellectual Property required to operate the Project for such Acquisition infringes upon or otherwise violates any intellectual property rights of any third party. With respect to the Project for such Acquisition, there are no unresolved pending or, to the Knowledge of Seller, threatened actions or claims that allege that the Project Company for such Acquisition or any of its Subsidiaries has infringed or otherwise violated any material intellectual property rights of any third party. To the Knowledge of Seller, no third party is infringing, misappropriating or otherwise violating rights in any material respect any Intellectual Property of the Project Company for such Acquisition or any of its Subsidiaries.

2.24  Affiliate Transactions. Except as disclosed on Section D of the Appendix for such Acquisition, there are no transactions, contracts or liabilities between or among (a) the Project Company for such Acquisition and any of its Subsidiaries, on the one hand, and (b) Seller, any of its Affiliates or, to the Knowledge of Seller, any current representative of such Project Company, any Subsidiary of such Project Company, Seller or any other Affiliate of Seller, or any member of the immediate family of any such representative, on the other hand.

2.25  Futtsu MIPA. The Membership Interest Purchase Agreement by and between EFS Japan B.V. (“GE”) and Futtsu Holdings LLC, dated September 27, 2017 (the “Futtsu MIPA”) is a valid and binding agreement of the parties thereto, is in full force and effect, and, to the Knowledge of Seller, no party thereto is in default or breach in any material respect under the terms of such agreement and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder. Seller has provided Purchaser a true and complete copy of the Futtsu MIPA (including a true and complete copy of any schedules, exhibits, annexes or supplements thereto).

2.26  Ohorayama Project. Construction of the Ohorayama Project is currently reasonably expected to reach Final Completion (as defined under that certain Balance of Plant Contract by and between Green Power Investment Corporation and Shimizu Corporation dated December 8, 2016) by June 30, 2018 and at a construction cost consistent in all material respects with the construction cost reflected in the Financial Model and, to the Knowledge of Seller, there are no circumstances or events that have occurred or are reasonably likely to occur that, individually or in the aggregate, could reasonably be expected to result in the failure to achieve either of the foregoing. The aggregate amounts of outstanding Indebtedness of the applicable HoldCos and Project Company (and any Subsidiary) (in each case, excluding any Indebtedness owed to any Affiliate thereof) on a consolidated basis with respect to the Ohorayama Project (x) was, as of January 31, 2018, ¥10,094,035,062 (which is the sum of (i) ¥8,536,753,292 drawn under the construction loan plus (ii) ¥786,000,000 of reimbursement obligations for outstanding letters of credit plus (iii) ¥771,281,770 drawn under the consumption tax facility) and (y) as of the Closing Date, shall not exceed ¥12,232,000,000 (which is the sum of (i) ¥10,446,000,000

(the maximum amount that can be drawn under the construction loan) plus (ii) ¥786,000,000 of reimbursement obligations for outstanding letters of credit plus (iii) ¥1,000,000,000 (the maximum amount that can be drawn under the consumption tax facility).

2.27  Antisocial Forces. None of Seller nor any employee, director, executive officer or equivalent person who executes business on behalf of Seller, any Subsidiary Transferor or any HoldCo for an Acquisition (or any of its Subsidiaries) constitutes Antisocial Forces or, themselves or through third parties, is engaged in Antisocial Activities.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF Purchaser

Except as set forth in, or qualified by any matter set forth in, the applicable Schedules, the Purchaser hereby represents and warrants to Seller with respect to each Acquisition as set forth in this Article 3 as of (a) the date hereof and (b) as of the Closing Date, in each case, unless otherwise specified in the representations and warranties below, in which case the representation and warranty is made as of such date. Whether or not a particular Section of this Article 3 refers to a specific, numbered Schedule for an Acquisition, such Section shall, to the extent applicable, be subject to the exceptions, qualifications, and other matters set forth in the Schedules relating to such Acquisition to the extent that the relevance of such exceptions, qualifications or other matters is reasonably apparent on the face thereof. Purchaser is making the representations and warranties set forth in this Article 3 solely on an Acquisition by Acquisition basis, and the representations and warranties with respect to any one Acquisition shall not apply to any other Acquisition.

3.1  Organization and Status. The Purchaser (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth in the preamble to this Agreement, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (c) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted. The Purchaser has made available to Seller complete and correct copies of the Organization Documents for the Purchaser.

3.2  Power; Authority; Enforceability. The Purchaser has the legal capacity and power to enter into and perform its obligations under this Agreement and has been duly authorized, in accordance with its Organization Documents, to enter into and perform its obligations under this Agreement with respect to such Acquisition. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

3.3  No Violation. The execution, delivery and performance by the Purchaser of its obligations under this Agreement, including without limitation the purchase of the Acquired Interests for such Acquisition from Seller or the Subsidiary Transferors for such Acquisition (if applicable), do not, and will not, (a) violate any Governmental Rule to which the Purchaser is subject or the Organization Documents of the Purchaser, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Purchaser is a party or by which the Purchaser is bound.

3.4  No Litigation. The Purchaser is not a party to and has not received written notice of any pending or, to the Knowledge of the Purchaser, threatened litigation, action, suit, proceeding or governmental investigation against the Purchaser, which, in either case, would reasonably be expected to materially impair or delay the ability of the Purchaser to perform its obligations under this Agreement with respect to such Acquisition or which seeks the issuance of an order restraining, enjoining, altering or materially delaying the consummation of the transactions contemplated by this Agreement with respect to such Acquisition.

3.5  Consents and Approvals. Except as set forth in Part VII of Section A of the Appendix relating to such Acquisition, no Consent of any Governmental Authority or any other Person, is required by or with respect to the Purchaser (or the applicable Subsidiary Purchaser) in connection with the execution and delivery of this Agreement by the Purchaser with respect to such Acquisition, or the consummation by the Purchaser of the transaction contemplated hereby with respect to such Acquisition, except for any consents which if not obtained would not reasonably be expected to materially impair or delay the ability of the Purchaser to perform its obligations under this Agreement with respect to such Acquisition.

3.6  Solvency. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the Knowledge of the Purchaser, threatened against the Purchaser. The Purchaser (a) has not had a receiver, receiver and manager, liquidator, sequestrator, trustee or other officer with similar powers appointed over all or part of its business or assets, and to the Knowledge of the Purchaser, no application therefor is pending or threatened, (b) is not insolvent or presumed to be insolvent under any applicable Law and is able to pay its debts as and when they fall due, (c) has not made a general assignment for the benefit of its creditors, and (d) has not taken any action to approve any of the foregoing.

3.7  Compliance with Law. To the Knowledge of the Purchaser, there has been no actual violation by the Purchaser of or failure of the Purchaser to comply with any Governmental Rule that is applicable to it, or allegation by any Governmental Authority of such a violation, that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement applicable to such Acquisition.

3.8  Investment Intent. The Purchaser is acquiring the Acquired Interests for such Acquisition for its own account, for investment and with no view to the distribution thereof in violation of the Securities Act or the securities laws of any state of the United States or any other jurisdiction.

3.9  Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of the Securities Act, and is able to bear the economic risk of losing its entire investment in the Acquired Interests for such Acquisition.

3.10  Broker’s Fee. With respect to such Acquisition, the Purchaser has no liability or obligation for any fees or commissions payable to any broker, finder or agent with respect to the transactions contemplated by this Agreement relating to the Acquisition.

3.11  Antisocial Forces. None of Purchaser nor any employee, director, executive officer or equivalent person who executes business on behalf of Purchaser or any Subsidiary Purchaser constitutes Antisocial Forces or, themselves or through third parties, is engaged in Antisocial Activities.

ARTICLE 4
COVENANTS; OTHER OBLIGATIONS

4.1  Covenants Between Signing and Closing. The provisions of this Section 4.1 shall apply with respect to an Acquisition during the period from the date hereof to the earlier of the Closing Date of such Acquisition and the termination of this Agreement with respect to such Acquisition pursuant to Section 5.5:

(a)  Project Specific Pre-Closing Covenants of Seller. Seller shall use commercially reasonable efforts to conduct the business, operations and affairs of the Project Company for such Acquisition only in the ordinary and normal course of business, subject to the following provisions with respect to any proposed entry into any Material Contract relating to such Acquisition or any proposed amendment, termination or waiver (in whole or in part) of any Material Contract relating to such Acquisition (each such proposal, a “Material Contract Change”):

(i)	Seller shall give prior written notice to Purchaser of, and shall to the extent practicable consult in good faith with Purchaser regarding, any Material Contract Change that would reasonably be expected to materially and adversely affect such Project or any applicable HoldCo; and

(ii)	Seller may, but shall not be obligated to, seek by written notice the approval of the Purchaser to any Material Contract Change. During the twenty calendar-day period following delivery of any such notice, Seller shall provide to the Purchaser promptly any information within Seller’s possession regarding such Material Contract Change as the Purchaser reasonably requests. The Purchaser shall, by the end of such twenty calendar-day period, notify Seller whether it approves (acting reasonably) such Material Contract Change. If Purchaser does not approve such Material Contract Change, Seller may (A) abstain from proceeding with such Material Contract Change, (B) proceed with such Material Contract Change (in which case the Purchaser retains its right to assert a failure of a condition precedent to Closing, if applicable), or (C) terminate this Agreement with respect to such Project Company. If Purchaser fails to complete the Closing as a result of a proposed Material Contract Change, then the Seller must proceed with such Material Contract Change, or notify the Purchaser and provide the Purchaser with the opportunity to complete such Closing.

(b)  Access, Information and Documents. Subject to the next sentence, Seller will give to the Purchaser and to the Purchaser’s counsel, accountants and other representatives reasonable access during normal business hours to all material Books and Records of the Project Company and the Project for such Acquisition (subject to all applicable safety and insurance requirements and any limitations on Seller’s rights to, or right to provide others with, access) and will furnish to the Purchaser all such documents and copies of documents and all information, including operational reports, with respect to the affairs of any HoldCo, the Project Company and the Project for such Acquisition as the Purchaser may reasonably request. If, by reason of any confidentiality obligations imposed on Seller by any counterparty to a Contract who deals at arm’s length with Seller, Seller is unable to comply with the foregoing covenant, Seller and the Purchaser shall use commercially reasonable efforts to obtain all necessary consents or waivers required to make the disclosure (which, in the case of the Purchaser, may include the requirement to enter into a reasonable confidentiality or non-disclosure agreement). The Purchaser agrees to comply with any confidentiality obligations which would be applicable to it under any such Contracts received from Seller hereunder.

(c)  Updating of Disclosure Schedules. Seller shall notify Purchaser in writing of any material changes, additions, or events occurring after the date of this Agreement and before the Closing which require a representation and warranty of Seller for an Acquisition (other than any representations or warranties in Sections 2.6, 2.7 and 2.11, which, for clarity, may not be updated by Seller) to be supplemented with a new Schedule or cause any material change in or addition to a Schedule promptly after Seller becomes aware of the same by delivery of such new Schedule or appropriate updates to any such Schedule (each, an “Updated Disclosure Schedule”) to Purchaser. Each Updated Disclosure Schedule shall (i) expressly state that it is being made pursuant to this Section 4.1(c), (ii) specify the representations and warranties to which it applies and (iii) describe in reasonable detail the changes, additions or events to which it relates. No Updated Disclosure Schedule delivered pursuant to this Section 4.1(c) shall be deemed to cure any breach of any representation or warranty made to the Purchaser with respect to an Acquisition unless the Purchaser specifically agrees thereto in writing or, as provided in and subject to Article 5, consummates the Closing under this Agreement after receipt of such written notification, nor shall any such Updated Disclosure Schedule be considered to constitute or give rise to a waiver by either of the Purchaser of any condition set forth in this Agreement with respect to an Acquisition, unless the Purchaser specifically agrees thereto in writing or consummates the Closing under this Agreement after receipt of such written notification.

(d)  Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.

(e)  Futtsu MIPA. Seller shall not, and shall not permit any of its Subsidiaries to, amend, modify, terminate, grant any waivers under or supplement in any respect the Futtsu MIPA without Purchaser’s prior written consent.

(f)  Tax. Without the prior written consent of Purchaser, none of Seller, the HoldCo for an Acquisition (or any of such HoldCo’s Subsidiaries) shall, to the extent it may affect such HoldCo or its Subsidiaries and/or the owners of any such entity, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability.

(g)  Distributions. Without the prior written consent of Purchaser, the HoldCo for each Acquisition shall not make any distributions of cash or assets to its equity holders.

4.2  Other Covenants

(a)  Costs, Expenses. Except as may be specified elsewhere in this Agreement, the Purchaser shall pay all costs and expenses, including legal fees and the fees of any broker, environmental consultant, insurance consultant, independent engineer, and title company retained by the Purchaser for its due diligence and its negotiation, performance of and compliance with this Agreement. Seller shall pay all costs and expenses (including in connection with any reports, studies or other documents with respect to an Acquisition listed in Part II of Section C of the applicable Appendix, unless specifically noted therein), including legal fees and the fees of any broker of Seller or its Affiliates, relating to or resulting from the negotiation, performance of and compliance with this Agreement by Seller.

(b)  Public Announcement; Confidentiality. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except to the extent required by law (including any disclosure which, in the reasonable judgment of the disclosing party, is necessary or appropriate to comply with Governmental Rules and standards governing disclosures to investors) or in accordance with the rules, regulations and orders of any stock exchange. Seller shall not, and shall cause its Affiliates and directors, officers, employees, agents, consultants advisors and partners not to, disclose any confidential information in or relating to this Agreement other than (i) to its Affiliates and its and their directors, officers, employees, agents, consultants, advisors and partners, provided in each case that such recipient is bound by reasonable confidentiality obligations, (ii) as required by applicable law or regulation or (iii) with the prior consent of Purchaser. Seller shall not use, and shall not enable any third party to use, any confidential information in or relating to this Agreement that constitutes material non-public information regarding Purchaser in a manner that is prohibited by the U.S. securities laws.

(c)  Regulatory Approvals. Each party shall use its commercially reasonable efforts to obtain all required regulatory approvals with respect to each Acquisition (including the required Governmental Approvals set forth in Part VII of Section A of the applicable Appendix) as promptly as possible and, in any event, prior to the Closing Date for such Acquisition. To that end, each of the parties shall make, or cause to be made, all other filings and submissions, and submit all other documentation and information that in the reasonable opinion of the Purchaser is required or advisable, to obtain the regulatory approvals for each Acquisition, and will use its commercially reasonable efforts to satisfy all requests for additional information and documentation received under or pursuant to those filings, submissions and the applicable legislation and any orders or requests made by any Governmental Authority. Notwithstanding any other provision of this Agreement, the Purchaser will not be required to (i) propose or agree to accept any undertaking or condition, enter into any consent agreement, make any divestiture or accept any operational restriction or other behavioral remedy with respect to any Acquisition, (ii) take any action that, in the reasonable judgment of the Purchaser, could be expected to limit the right of the Purchaser to own or operate all or any portion of the business or assets of the Project Company for an Acquisition or of the Purchaser or any of its Affiliates, or to conduct their respective affairs in a manner consistent with how they each conduct their affairs as of the date of this Agreement, or (iii) contest or defend any judicial or administrative proceeding brought by any Governmental Authority seeking to prohibit, prevent, restrict or unwind the consummation of all or a part of an Acquisition.

(d)  Consents. Except in respect of regulatory approvals, which shall be governed by Section 4.2(c), as promptly as possible and, in any event, prior to the Closing Date, Seller shall use commercially reasonable efforts to (i) make or cause to be made all filings required by Law to be made by it in order to consummate each Acquisition; and (ii) seek and obtain all Consents required pursuant to Part VII of Section A of the Appendix relating to such Acquisition.

(e)  Other Obligations of Seller and Purchaser. The parties mutually covenant as follows:

(i)	to use all reasonable efforts in good faith to obtain promptly the satisfaction of the conditions to the Closing for each Acquisition;

(ii)	to furnish to the other parties and to the other parties’ counsel all such information as may be reasonably required in order to effectuate the foregoing actions, including draft regulatory filings and submissions, provided that such information may be redacted to render illegible any commercially sensitive portions thereof, and in such event the parties will meet in good faith to agree on protective measures to allow disclosure of such redacted information to counsel in a manner that affords the maximum protection to such commercially sensitive information as is reasonable in the circumstances; and

(iii)	to advise the other parties promptly if any party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

(f)  Allocation of Partnership Income and Loss. With respect to the income or loss of the Project Company for an Acquisition for the fiscal year in which the Closing occurs, the Purchaser shall cause such Project Company to allocate income or loss of such Project Company with respect to the Acquired Interests for such Acquisition for the period up to and including the Closing Date to the Seller, and to allocate income or loss of such Project Company with respect to such Acquired Interests for the period after the Closing Date to Purchaser.

4.3  Tax Covenants.

(a)  Seller shall prepare or cause to be prepared and file or cause to be filed (i) all Tax Returns for HoldCo and its Subsidiaries that do not include any Post-Closing Tax Period and (ii) all Tax Returns that the HoldCo and its respective Subsidiaries file jointly with the Seller or any of its Affiliates. Seller shall permit Purchaser to review, comment and consent on each such Tax Return prior to filing it and shall reasonably and in good faith consider such revisions to such Tax Returns as are requested by Purchaser. To the extent that any Taxes shown as due and payable on any such Tax Return were not included in the calculation of the Purchase Price, such Taxes shall be paid by Seller.

(b)  Except as set forth in Section 4.03(c), Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for HoldCo and its respective Subsidiaries. Purchaser shall permit Seller to review and comment on each such Tax Return that relates to a Pre-Closing Tax Period prior to filing it, to the extent that such Tax Return could result in a Tax liability for which Seller would be responsible under this Agreement, and Purchaser shall reasonably and in good faith consider such revisions to such Tax Returns as are requested by Seller. Any Covered Taxes for any Tax Period with respect to which such Tax Returns were filed shall be promptly paid to Buyer or, at Buyer’s request, to the applicable Governmental Authority, to the extent not included in the calculation of the Purchase Price.

(c)  For purposes of the determination of Covered Tax in respect of a Straddle Tax Period, (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, the definition of Covered Tax shall be deemed to include the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, the definition of Covered Tax shall be deemed to include the amount that would be payable if the relevant Tax period ended on and included the Closing Date.

(d)  All transfer (including real property transfer), stamp, issuance, sales, use, filing, recording, documentary, value added, ad valorem or similar taxes or governmental fees or assessments (collectively, and including any penalties and interest, “Transfer Taxes”) incurred in connection with an Acquisition contemplated by this Agreement shall be borne in equal parts by Purchaser and Seller. The party that is required by applicable Law to file any Tax Return with respect to Transfer Taxes shall do so, and the other party shall reasonably cooperate with respect thereto. If either party may file any such required Tax Return, Seller shall file the Tax Return and Purchaser agrees to reasonably cooperate with Seller with respect thereto.

4.4  Scope of Covenants. The covenants and agreements contained in this Article 4 shall apply on an Acquisition by Acquisition bases, and any breach of any covenant or agreement with respect to any one Acquisition shall not in and of itself constitute a breach of such covenant or agreement with respect to any other Acquisition.

ARTICLE 5
CONDITIONS TO CLOSING; TERMINATION

5.1  Conditions Precedent to Each Party’s Obligations to Close. The obligations of the parties to proceed with a Closing with respect to an Acquisition under this Agreement are subject to the fulfillment prior to or at such Closing of the following conditions (any one or more of which may be waived in whole or in part by all parties in their sole discretion):

(a)  No Violations. The consummation of such Acquisition shall not violate any applicable Governmental Rule.

(b)  No Adverse Proceeding. No order of any court or administrative agency shall be in effect which restrains or prohibits such Acquisition, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority challenging such Acquisition or seeking monetary relief by reason of the consummation of such Acquisition.

(c)  No Termination. The obligations under this Agreement with respect to such Acquisition shall not have been terminated pursuant to Section 5.4.

(d)  Other Conditions Precedent to Closing to Each Party’s Obligations. The conditions precedent, if any, set forth on Section A-3 of the Appendix relating to such Acquisition shall have been satisfied (any one or more of which may be waived in whole or in part by all parties in their sole discretion).

5.2  Conditions Precedent to the Obligations of Purchaser to Close. The obligations of the Purchaser to proceed with a Closing with respect to an Acquisition under this Agreement are subject to the fulfillment prior to or at such Closing of the following conditions (any one or more of which may be waived in whole or in part by the Purchaser in its sole discretion):

(a)  Representations and Warranties. The representations and warranties of Seller set forth in Sections 2.1 to 2.7 (inclusive) and 2.11 with respect to such Acquisition shall be true and correct as of the Closing Date as if made at and as of such date. All other representations and warranties of Seller set forth in Article 2 with respect to such Acquisition shall be true and correct at and as of such Closing Date as if made at and as of such date (other than any representations or warranties that are qualified by materiality, including by reference to Material Adverse Effect with respect to such Acquisition, which shall be true in all respects) as though such representations and warranties were made on and as of such Closing Date, except to the extent that (i) such representations and warranties expressly relate to an earlier date, in which case as of such earlier date and (ii) the failure of such representations and warranties to be true and correct, taken in the aggregate, would not have a Material Adverse Effect with respect to such Acquisition.

(b)  Performance and Compliance. Seller shall have performed, in all material respects, all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it with respect to such Acquisition on or before such Closing.

(c)  Consents. All necessary Consents relating to such Acquisition shall have been obtained, including those set forth in Part VII of Section A of the Appendix relating to such Acquisition.

(d)  Certificate of Seller. The Purchaser shall have received a certificate of Seller dated the date of such Closing confirming the matters set forth in Sections 5.2(a) and (b) with respect to such Acquisition in a form reasonably acceptable to the Purchaser.

(e)  Good Standing Certificate. The Purchaser shall have received a good standing certificate of Seller, each Subsidiary Transferor (if applicable), each HoldCo and the Project Company relating to such Acquisition, in each case issued by the secretary of state or equivalent local Governmental Authority of the state or local jurisdiction of its formation; provided that in the case of any entities formed under the laws of Japan, documents which are customary delivered for Japanese entities which evidence the equivalent shall be delivered in lieu of a good standing certificate.

(f)  Satisfactory Instruments. All instruments and documents reasonably required on the part of Seller to effectuate and consummate such Acquisition shall be delivered to the Purchaser and shall be in form and substance reasonably satisfactory to the Purchaser.

(g)  Material Contracts. Absence of any amendment to, entry into, termination or waiver (in whole or in part) of any applicable Material Contract relating to such Acquisition, except any such amendment, termination or waiver that has been approved by the Purchaser that would reasonably be expected to materially and adversely affect the Project or any applicable HoldCo.

(h)  Other Conditions Precedent to Seller’s Obligation to Close. The conditions precedent, if any, set forth in Part IV of Section A of the Appendix relating to such Acquisition shall have been satisfied or waived in whole or in part by Purchaser in Purchaser’s sole discretion.

5.3  Conditions Precedent to the Obligations of Seller to Close. The obligations of Seller to proceed with a Closing with respect to an Acquisition under this Agreement are subject to the fulfillment prior to or at such Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion):

(a)  Purchase Price. The Purchaser shall have transferred in immediately available funds the Purchase Price for such Acquisition pursuant to, in accordance with and into the account or accounts designated in, Part I of Section A of the Appendix relating to such Acquisition.

(b)  Representations and Warranties. The representations and warranties set forth in Article 3 with respect to such Acquisition shall be true and correct at and as of such

Closing Date as if made at and as of such date (other than any representations or warranties that are made as of a specific date, which shall be true and correct as of such date).

(c)  Performance and Compliance. The Purchaser shall have performed, in all material respects, all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by it with respect to such Acquisition on or before such Closing.

(d)  Certificate of Purchaser. Seller shall have received a certificate of the Purchaser dated the date of such Closing confirming the matters set forth in Sections 5.3(b) and (c) relating to such Acquisition in a form reasonably acceptable to Seller.

(e)  Satisfactory Instruments. All instruments and documents required on the part of the Purchaser to effectuate and consummate such Acquisition shall be delivered to Seller and shall be in form and substance reasonably satisfactory to Seller.

(f)  Other Conditions Precedent to Seller’s Obligation to Close. The conditions precedent, if any, set forth in Section A-5 of the Appendix relating to such Acquisition shall have been satisfied or waived in whole or in part by Seller in Seller’s sole discretion.

5.4  Scope of Conditions. The conditions set forth in Sections 5.1, 5.2 and 5.3 shall be applied on an Acquisition by Acquisition basis, and the satisfaction, failure or waiver of any condition relating to an Acquisition shall not in and of itself constitute the satisfaction, failure or waiver of any condition relating to any other Acquisitions.

5.5  Termination. The following termination provisions shall be applicable to the Acquisitions prior to the Closing and shall apply to all of the Acquisitions such that a termination of the obligations of the parties under this Agreement with respect to an Acquisition shall terminate such obligations of the parties with respect to each other Acquisitions:

(a)  By the Parties. The obligations of the parties under this Agreement with respect to an Acquisition may be terminated at any time prior to the Closing for such Acquisition by mutual written consent of Purchaser and Seller.

(b)  By Either Party. The obligations of the parties under this Agreement with respect to an Acquisition may be terminated at any time prior to the Closing for such Acquisition by either Seller or the Purchaser, if (i) a Government Approval required to be obtained as set forth on Part VII of Section A of the Appendix for such Acquisition shall have been denied and all appeals of such denial have been taken and have been unsuccessful, (ii) one or more courts of competent jurisdiction in the United States, or any state or any other applicable jurisdiction has issued an order permanently restraining, enjoining, or otherwise prohibiting the Closing of such Acquisition, and such order has become final and non-appealable, or (iii) the Closing of such Acquisition has not occurred by the Outside Closing Date for such Acquisition, but if such failure to close by such Outside Closing Date is due to any breach of this Agreement relating to such Acquisition by any party, such party shall not have any right to terminate this Agreement with respect to such Acquisition pursuant to this clause (iii).

(c)  Other Termination Rights. The obligations of the parties under this Agreement with respect to an Acquisition may be terminated at any time prior to the Closing of such Acquisition by the applicable party if and to the extent permitted in Part V of Section A of the Appendix for such Acquisition.

(d)  Termination Procedure. In the event of termination of the obligations of the parties under this Agreement with respect to an Acquisition by any or all parties pursuant to this Section 5.5, written notice thereof will forthwith be given by the terminating party to the other parties and the obligations of the parties under this Agreement with respect to such Acquisition will terminate and the Closing for such Acquisition without further action by any party. If the obligations of the parties under this Agreement with respect to an Acquisition are terminated as permitted by this Section 5.5, such termination shall be without liability of any party (or any stockholder, shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement with respect to such Acquisition; provided that (i) the foregoing will not relieve any party for any liability for willful and intentional material breaches of its obligations hereunder occurring prior to such termination and (ii) except as specifically set forth herein, nothing in this Agreement shall derogate from the provisions of the Purchase Rights Agreements, which agreements shall remain in full force and effect after any termination of this Agreement.

5.6  Closing Notice. Upon the satisfaction of the conditions set forth in Sections 5.1 and 5.2 with respect to any Acquisition, Seller shall deliver a notice to Purchaser scheduling the date of the Closing for such Acquisition (a “Closing Notice”), which shall be at least ten (10) Business Days after the date of delivery of the Closing Notice.

ARTICLE 6
REMEDIES FOR BREACHES OF THIS AGREEMENT

6.1  Indemnification.

(a)  By Seller. Subject to Part VI of Section A of the applicable Appendix and the limitations set forth in this Article 6 and Section 7.14, from and after the Closing of an Acquisition, Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates together with their respective directors, officers, managers, employees and agents (each a “Purchaser Indemnified Party”) from and against any and all Losses that any Purchaser Indemnified Party incurs with respect to such Acquisition by reason of or in connection with any of the following circumstances:

(i)	any breach by Seller of any representation or warranty made by it in Article 2 with respect to such Acquisition (subject to any applicable Updated Disclosure Schedules delivered pursuant to Section 4.1(c) with respect to such Acquisition that are deemed to cure a breach of any representation or warranty in accordance with the last sentence of Section 4.1(c)) or any breach or violation of any covenant, agreement or obligation of Seller contained herein relating to such Acquisition;

(ii)	Covered Taxes; and

(iii)	as set forth in Part VI of Section A of the Appendix for such Acquisition.

(b)  By Purchaser. Subject to Part VI of Section A of the applicable Appendix and the limitations set forth in this Article 6 and Section 7.14, from and after the Closing of an Acquisition, the Purchaser agrees to indemnify and hold harmless Seller and Seller’s Affiliates together with their respective directors, officers, managers, employees and agents (each a “Seller Indemnified Party”) from and against any and all Losses that any Seller Indemnified Party incurs with respect to such Acquisition by reason of or in connection with any of the following circumstances:

(i)	any breach by the Purchaser of any representation or warranty made by it in Article 3 with respect to such Acquisition or any breach or violation of any covenant, agreement or obligation of the Purchaser contained herein relating to such Acquisition; and

(ii)	as set forth in Part VI of Section A of the applicable Appendix for such Acquisition.

6.2  Limitations on Seller’s or Purchaser’s Indemnification.

(a)  Minimum Limit on Claims. A party required to provide indemnification under this Article 6 (an “Indemnifying Party”) with respect to an Acquisition shall not be liable under this Article 6 to an Indemnified Party for any Claim for breach of any representation or warranty with respect to such Acquisition unless and until the aggregate amount of all Claims with respect to such Acquisition for which it would, in the absence of this provision, be liable exceeds the Basket Amount for such Acquisition, and in such event the Indemnified Party will be liable for the amount of all Claims with respect to such Acquisition, including the applicable Basket Amount; provided that the foregoing limitation shall not apply in the case of actual fraud or willful misrepresentation by the Indemnifying Party with respect to such Acquisition or, for the avoidance of doubt, to Covered Taxes.

(b)  Maximum Limit on Claims.

(i)	Limitation on Seller’s Liability. Seller’s maximum aggregate liability for Claims for breaches of representations and warranties under this Agreement with respect to an Acquisition is limited to Seller’s Maximum Liability set forth in Part VI of Section A of the applicable Appendix for such Acquisition; provided that the Seller’s Maximum Liability will not apply to any Claim based on (A) actual fraud or willful misrepresentation with respect to such Acquisition, (B) any breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.5, 2.6, 2.9, 2.11 and 2.18 (solely with respect to the Indebtedness of the HoldCos and Project Company relating to such Acquisition) or (C) for the avoidance of doubt, Covered Taxes.

(ii)	Limitation on Purchaser’s Liability. The Purchaser’s maximum aggregate liability for Claims for breaches of representations and warranties under this Agreement with respect to an Acquisition is limited to the Purchaser’s Maximum Liability set forth in Part VI of Section A of the Appendix for such Acquisition; provided that the Purchaser’s Maximum Liability will not apply to any Claim based on (A) actual fraud or willful misrepresentation with respect to such Acquisition or (B) any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.5 and 3.10 with respect to such Acquisition.

(c)  Time Limit for Claims. No Indemnified Party may make a Claim for indemnification under Section 6.1 in respect of any Claim unless notice in writing of the Claim, incorporating a statement setting out in reasonable detail the grounds on which the Claim is based, has been given by the Indemnified Party prior to the expiration of the applicable Survival Period as set forth in Part VI of Section A of the Appendix relating to the applicable Acquisition.

6.3  Reimbursements; Refunds.

(a)  Right of Reimbursement. Subject to Part VI of Section A of the applicable Appendix, the amount of Losses payable under Section 6.1 by an Indemnifying Party shall be net of any amounts recovered by the Indemnified Party under applicable insurance policies or from any other Person responsible therefor. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person responsible for any Losses subsequent to an indemnification payment by the Indemnifying Party and such amounts would result in a duplicative recovery, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(b)  Other Refund Obligations. In addition to the obligations set forth in Section 6.3(a), the applicable Indemnified Party shall be obligated to reimburse or refund to the Indemnifying Party for payments made by it to such Indemnified Party under this Article 6 with respect to an Acquisition as set forth in Part VI of Section A of the Appendix for such Acquisition.

6.4  Right to Control Proceedings for Third Party Claims.

(a)  If a third party shall notify any party with respect to any matter that may give rise to a Claim (a “Third Party Claim”), the Indemnified Party must give notice to the Indemnifying Party of the Third Party Claim (a “Third Party Claim Notice”) within twenty (20) Business Days after it becomes aware of the existence of the Third Party Claim and that it may constitute a Third Party Claim. The Indemnified Party’s failure to give a Third Party Claim Notice in compliance with this Section 6.4(a) of any Third Party Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which it may have to the Indemnified Party unless, and solely to the extent that, the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

(b)  The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume control of the defense of any Third Party Claim with the Indemnifying Party’s own counsel, in each case at the Indemnifying Party’s own cost and expense (provided that prior to assuming control of such defense, the Indemnifying Party must acknowledge its indemnity obligations under this Article 6), and the Indemnified Party shall cooperate in good faith in such defense. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with separate counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof; provided that in such event the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim, (ii) if such Third Party Claim would reasonably be expected to be materially detrimental to the business, reputation or future prospects of any Indemnified Party or (iii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest. If the Indemnifying Party (i) fails to promptly notify the Indemnified Party in writing of its election to defend or fails to acknowledge its indemnity obligations under this Article 6 as provided in this Agreement, (ii) elects not to defend (or compromise at its sole cost and expense) such Third Party Claim, (iii) has elected to defend such Third Party Claim but fails to promptly and diligently pursue the defense of such Third Party Claim, (iv) otherwise breaches any of its obligations under this Article 6 with respect to the applicable Acquisition or (v) if the Third Party Claim is reasonably expected by the Indemnified Party to result in a payment obligation on the Indemnified Party in an amount that exceeds the maximum indemnification then available to the Indemnified Party pursuant to this Article 6, then the Indemnifying Party shall not be entitled to assume or maintain control of the defense of such Third Party Claim and the Indemnified Party may (by written notice to the Indemnifying Party) assume control of such defense (in which case the Indemnifying Party shall pay the fees and expenses of counsel retained by the Indemnified Party) and/or compromise such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim.

(c)  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into any settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 6.4(c). If a firm offer is made to settle a Third Party Claim that (i) does not (A) result in any liability or create any financial or other obligation on the part of the Indemnified Party and (B) result in the loss of any right or benefit on the part of any Indemnified Party, (ii) does not impose injunctive or other equitable relief against any Indemnified Party, and (iii) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim, and the Indemnifying Party desires to accept and agree to such firm offer, then the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within twenty (20) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer within such twenty (20) day period and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.4(b), it may settle the Third Party Claim; provided that if the settlement is made without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall have no indemnity obligation pursuant to this Article 6 with respect to such Third Party Claim.

6.5  Mitigation; Treatment of Indemnification.

(a)  The Indemnified Party shall use commercially reasonable efforts to mitigate all Losses relating to a Claim for which indemnification is sought under this Article 6.

(b)  All indemnification payments under this Article 6 with respect to an Acquisition shall be deemed adjustments to the Purchase Price for such Acquisition.

6.6  Exclusive Remedy. Seller and Purchaser acknowledge and agree that, upon the occurrence of a Closing for an Acquisition, and excluding liability for actual fraud or willful misrepresentation, the foregoing indemnification provisions of this Article 6 and the provisions of Section 7.15 shall be the sole and exclusive remedy of Seller and Purchaser with respect to any applicable misrepresentation, breach of warranty, covenant or other agreement (other than any Purchase Price Adjustment set forth in Part I of Section A of the Appendix for such Acquisition) or other claim arising out of such Acquisition and/or the applicable provisions of this Agreement. Without limiting the generality of the foregoing, effective as of a Closing for an Acquisition each of the Purchaser and Seller covenants to the other party that in respect of any matters under or contemplated in this Agreement, it will not make any Claim whatsoever against any Affiliate of the other party or the directors, officers, managers, shareholders, member, controlling persons, employees and agents of any of the foregoing, in each case in their capacities as such, with respect to such Acquisition and its rights in respect of any such Claim for breach of any provision of this Agreement with respect to such Acquisition are limited solely to such rights as it may have against Seller or Purchaser, as the case may be, under this Agreement with respect to such Acquisition.

ARTICLE 7
MISCELLANEOUS

7.1  Entire Agreement. This Agreement and the Exhibits, Schedules and Appendices hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, undertakings, representations and warranties between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

7.2  Notices. All notices, requests, demands and other communications hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission and shall be deemed to have been duly given if personally delivered, telefaxed (with confirmation of transmission), e-mailed (so long as confirmation of receipt is requested and received) or, if mailed, when by first-class (for United States post only), certified or registered mail, postage prepaid, or by any international or national overnight delivery service, to the other party at the addresses as set forth in Part VII of Section A (or at such other address as shall be given in writing by any party to the other). All such notices, requests, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

7.3  Successors and Assigns.

(a)  No party shall assign this Agreement or any of its rights or obligations herein without the prior written consent of the other parties, in their sole discretion, except as provided herein and except that any party may assign this Agreement or any of its rights or obligations herein to an Affiliate of such party but the assigning party shall continue to be liable for all of its obligations hereunder following any such assignment. Subject to the foregoing, this Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)  Notwithstanding Section 7.3(a), each of Seller and Purchaser may assign its rights and obligations under this Agreement with respect to an Acquisition without the consent of the other parties as specified in Part VII of Section A of the Appendix relating to such Acquisition.

7.4  Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)  EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)  Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement (hereafter, a “Dispute”), except for any claims for specific performance as set forth in Section 7.15, shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under the AAA Commercial Arbitration Rules, including the Procedures for Large, Complex Commercial Disputes (the “Rules”) then in force to the extent such Rules are not inconsistent with the provisions of this Agreement. The party or parties commencing arbitration shall deliver to the other party or parties a written notice of intent to arbitrate (a “Demand”) in accordance with Rule R-4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq.

(i)	Selection of Arbitrators. Disputes shall be resolved by a panel of three independent and impartial arbitrators, (the “Arbitrators”). The party or parties initiating the arbitration shall appoint an arbitrator in its or their Demand; the responding party or parties shall appoint an arbitrator in its or their answering statement, which is due thirty (30) days after receipt of the Demand. If any party fails or refuses to timely nominate an arbitrator within the time permitted, such arbitrator shall be appointed by the AAA from individuals with significant experience in renewable energy projects from its Large, Complex Commercial Case Panel. Within thirty (30) days of the appointment of the second arbitrator, the two party-appointed arbitrators shall appoint the third arbitrator, who shall act as the chair of the arbitration panel. If the two party-appointed arbitrators fail or refuse to appoint the third arbitrator within such thirty (30)-day period, the third arbitrator shall be appointed by the AAA from individuals with significant experience in renewable energy projects from its Large, Complex Commercial Case Panel in accordance with Rule R-12. The Arbitrators, acting by majority vote, shall resolve all Disputes.

(ii)	Confidentiality. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the parties.

(iii)	Place of Arbitration. The place of arbitration shall be New York, New York. Any action in connection therewith shall be brought in the United States District Court for the Southern District of New York or, if that court does not have jurisdiction, any New York state court in New York County. Each party consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each party further agrees to accept service of process out of any of the before mentioned courts in any such dispute by registered or certified mail addressed to the party at the address set forth in Part VII of Section A.

(iv)	Conduct of the Arbitration. The arbitration shall be conducted in accordance with the Rules and in a manner that effectuates the parties’ intent that Disputes be resolved expeditiously and with minimal expense. The Arbitrators shall endeavor to commence the arbitration hearing within one hundred and eighty (180) days of the third arbitrator’s appointment.

(v)	Interim Relief. Any party may apply to the Arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the Arbitrators’ determination of the merits of the controversy).

(vi)	Discovery. The Arbitrators, upon a showing of good cause, may require and facilitate such limited discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the parties, the burden on the parties, and the desirability of making discovery limited, expeditious, and cost-effective. The Arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery.

(vii)	Arbitration Award. The Arbitrators shall endeavor to issue a reasoned, written award within thirty (30) days of the conclusion of the arbitration hearing. The Arbitrators shall have the authority to assess some or all of the costs and expenses of the arbitration proceeding (including the Arbitrators’ fees and expenses) against any party. The Arbitrators shall also have the authority to award attorneys’ fees and expenses to the prevailing party or parties. In assessing the costs and expenses of the arbitration and/or awarding attorneys’ fee and expenses, the Arbitrators shall consider the relative extent to which each party has prevailed on the disputed issues and the relative importance of those issues. The limitations of Section 7.14 shall apply to any award by the Arbitrators.

7.5  Headings; Construction; and Interpretation. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Except as otherwise expressly provided, the rules of construction set forth in Exhibit B shall apply to this Agreement. The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

7.6  Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.7  Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

7.8  No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of Purchaser and Seller, and neither Purchaser nor Seller intends hereby to create any rights in favor of any other Person as a third party beneficiary of this Agreement or otherwise.

7.9  Governing Law. This Agreement as it relates to an Acquisition shall be governed by and construed in accordance with the laws of the jurisdiction specified in Part VII of Section A of the Appendix for such Acquisition.

7.10  Schedules. References to a Schedule relating to an Acquisition shall include any disclosure expressly set forth on the face of any other Schedule relating to such Acquisition even if not specifically cross-referenced to such other Schedule to the extent that the relevance of such matter is reasonably apparent on the face thereof. The fact that any item of information is contained in a disclosure schedule shall not be construed as an admission of liability under any Governmental Rule, or to mean that such information is material. Such information shall not be used as the basis for interpreting the term “material”, “materially” or any similar qualification in this Agreement.

7.11  Limitation of Representations and Warranties. The Purchaser acknowledges that except as expressly provided in Article 2 of this Agreement with respect to an Acquisition, Seller has not made, and Seller hereby expressly disclaims and negates, and the Purchaser hereby expressly waives, any other representation or warranty, express, implied, at Law or otherwise relating to the Acquired Interests, Seller or Seller’s Affiliates, the Project Companies, the Projects or this Agreement.

7.12  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. A facsimile or electronically imaged version of this Agreement may be executed by one or more parties hereto and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or “PDF” electronic mail pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

7.13  Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.14  Limit on Damages. Each party hereto acknowledges and agrees that neither party shall be liable to the other party for any punitive damages (except to the extent paid to a third party in respect of a Third Party Claim) or damages that were not reasonably foreseeable.

7.15  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first above written.

PATTERN ENERGY GROUP INC. /s/ Dyann Blaine By: Dyann Blaine Its: Vice President

[Signature Page to Purchase and Sale Agreement]

PATTERN ENERGY GROUP LP /s/ Daniel M. Elkort By: Daniel M. Elkort Its: Vice President

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A: GENERAL DEFINITIONS
(as applicable and to the extent used in the final Agreement)

“AAA” shall have the meaning set forth in Section 7.4(b).

“Acquisition” shall have the meaning set forth in Section 1.1.

“Acquired Interests” means, with respect to an Acquisition, the Acquired Interests defined and described in Part 1 of Section B of the Appendix for such Acquisition.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 50% or more of the equity interest in the Person specified or 50% or more of any class of voting securities of the Person specified; provided that notwithstanding the foregoing (a) Purchaser and its Subsidiaries shall not be deemed to be Affiliates of Seller and (b) Seller and its Affiliates (other than Purchaser and its Subsidiaries) shall not be deemed to be Affiliates of the Purchaser.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Antisocial Activities” means, collectively, (i) making violent demands; (ii) making wrongful demands beyond legal liability; (iii) engaging in threatening or violent behavior in relation to transactions; (iv) damaging the trust of parties to a transaction or obstructing business by spreading rumors or using fraudulent means or force; and (v) any other actions equivalent to items (i) through (iv).

“Antisocial Forces” means entities or persons that are (i) gangster crime groups (“bouryokudan” as defined under Article 2(ii) of the Act on Prevention of Unjust Acts by Organized Crime Group Members (Act No. 77 of 1991, including subsequent revisions; hereinafter, the “Act on Prevention of Unjust Acts by Organized Crime Group Members”)); (ii) members of gangster crime groups (“bouryokudan in” as defined under Article 2(vi) of the Act on Prevention of Unjust Acts by Organized Crime Group Member; hereinafter the same) or former gangster crime groups members for whom fewer than five years having passed since separation; (iii) associate members of gangster crime groups; (iv) companies affiliated with gangster crime groups; (v) extortionist (soukaiya) racketeer groups; (vi) groups conducting criminal activities under the pretext of social campaigns; (vii) crime groups specialized in intellectual crimes; (viii) other entities equivalent to items (i) through (vii); (ix) companies whose management is influenced by a person to which any of items (i) through (viii) apply (hereinafter, “Gang Members”); (x) companies whose management materially involves Gang Members; (xi) persons who wrongfully engage Gang Members for the purpose of gaining unjust profit for themselves, their company or a third party or for the purpose of harming a third party; (xii) persons who provide funds or assistance to or are otherwise involved with Gang Members; and (xiii) companies whose directors or other persons materially involved in their management have socially unacceptable relationships with Gang Members.

“Arbitrators” shall have the meaning set forth in Section 7.4(b).

EX A - 1

“Basket Amount” shall have the meaning set forth in Part VI of Section A of the applicable Appendix.

“Books and Records” means books, Tax Returns, contracts, commitments, and records of a Person.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized to be closed in New York, New York or Tokyo, Japan.

“Claim” means a claim by an Indemnified Party for indemnification pursuant to Section 6.1.

“Closing” shall have the meaning set forth in Section 1.4.

“Closing Date” shall mean the date the Closing occurs.

“Closing Notice” shall have the meaning set forth in Section 5.6.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval, order or Permit of or from, or registration, declaration or filing with or exemption by any Person, including any Governmental Authority.

“Contract” means any agreement, lease, license, obligation, plan, arrangement, purchase order, commitment, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral) entered into by a Person or by which a Person or any of its assets are bound.

“Covered Tax” means any (a) Tax of HoldCo and its Subsidiaries related to a Pre-Closing Tax Period and (b) liability for the payment of any amount of Tax as a result of being or having been before the Closing a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of HoldCo or any of its Subsidiaries is determined or taken into account with reference to the activities of any other Person.

“Demand” shall have the meaning set forth in Section 7.4(b).

“Dispute” shall have the meaning set forth in Section 7.4(b).

“Dollars” or “$” means the lawful currency of the United States of America.

“Environmental Claim” means any suit, action, demand, directive, claim, Lien, written notice of noncompliance or violation, allegation of liability or potential liability, or proceeding made or brought by any Person in each case (a) alleging any liability under or violation of or noncompliance with any applicable Environmental Law, (b) with respect to the release of or exposure to Hazardous Substances, or (c) with respect to noise pollution or visual impacts, including shadow flicker.

EX A - 2

“Environmental Law” means any Law pertaining to the environment, natural resources, human health and safety in connection with exposure to Hazardous Substances, and physical and biological natural resources, including but not limited to the Soil Contamination Countermeasures Act of Japan (Act No. 53 of May 29, 2002) and Waste Management and Public Cleansing Act (Law No. 137 of 1970).

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Financial Model” means the financial model for the applicable Project.

“Financial Statements” means, with respect to the applicable Project, the annual unaudited consolidated statement of operations of such Project for the year ended December 31, 2017 and the related balance sheet as at December 31, 2017, prepared in accordance with GAAP.

“Futtsu MIPA” has the meaning ascribed to such term in Section 2.25.

“Futtsu Project” means the solar project located in the Chiba Prefecture of Japan, as more fully described on Part II of the Section B of the Appendix applicable to such project.

“GAAP” means generally accepted accounting principles used by the applicable Project Company or HoldCo to prepare the Financial Statements, consistently applied throughout the specified period.

“Governmental Authority” means any federal or national, state, provincial, county, municipal or local government or regulatory or supervisory department, body, political subdivision, commission, agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over the matter or Person in question, including the Ministry of Economy, Trade and Industry of Japan and the Bank of Japan.

“Governmental Rule” means, with respect to any Person, any applicable law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, protocol, operating guide, injunction or writ issued by any Governmental Authority.

“Hazardous Substances” means all substances, materials, chemicals, wastes or pollutants that are defined, regulated, listed or prohibited under Environmental Law, including without limitation, (i) asbestos or asbestos containing materials, radioactive materials, lead, and polychlorinated biphenyls, any petroleum or petroleum product, solid waste, mold, mycotoxin, urea formaldehyde foam insulation and radon gas; (ii) any waste or substance that is listed, defined, designated or classified as, or otherwise determined by any Environmental Law to be, ignitable, corrosive, radioactive, dangerous, toxic, explosive, infectious, radioactive, mutagenic or otherwise hazardous; (iii) any pollutant, contaminant, waste, chemical, deleterious substances or other material or substance (whether solid, liquid or gas) that is defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance,” or a word, term, or phrase of similar meaning or regulatory effect under any Environmental Law.

EX A - 3

“HoldCo” means, with respect to the applicable Project, the entities set forth on Part I of Section B of the Appendix applicable to such Project; provided that if no HoldCo is specified, for purposes of this Agreement the applicable Project Company shall be deemed to be the HoldCo for such Project.

“Indebtedness” means all obligations of a Person (a) for borrowed money (including principal, accrued and unpaid interest, fees due, and any other amounts due), whether or not contingent, (b) evidenced by notes, bonds, debentures, mortgages or similar instruments or debt securities, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business and not past due), including all seller notes and “earn out” payments, (d) under capital leases, (e) secured by a Lien on the assets of such Person, whether or not such obligation has been assumed by such Person, (f) with respect to reimbursement obligations for letters of credit, performance bonds and other similar instruments (whether or not drawn), (g) under any interest rate, currency or other hedging agreement (including collars) or commitment therefor, (h) to repay deposits or other amounts advanced by and owing to third parties, (i) under conditional sale or other title retention agreements relating to property purchased by such Person, (j) in the nature of guaranties of the obligations described in clauses (a) through (i) above of any other Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty, or (k) in respect of any other amount properly characterized as indebtedness in accordance with GAAP.

“Indemnified Party” means either a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

“Indemnifying Party” shall have the meaning set forth in Section 6.2(a).

“Intellectual Property” means all intellectual property rights, including, without limitation, (a) patents, patent applications, patent disclosures and inventions, (b) Internet domain names, trademarks, trade names, service marks, trade dress, trade names, logos and corporate names and registration and applications for registration of any item listed in clause (b), together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered), works of authorship and copyrightable works, and registrations and applications for registration of any item in this clause (c), (d) computer software (whether in source code, object code or other form), data, databases and any documentation related to any item listed in this clause, (e) trade secrets and other confidential information (including confidential and proprietary know how, ideas, formulas, compositions, recipes, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes, procedures and techniques, research and development information, drawings, blueprints, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (f) all rights of privacy and publicity, (g) other intellectual property rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Kanagi Project” means the solar project located in the Shimane Prefecture of Japan, as more fully described on Part II of the Section B of the Appendix applicable to such project.

“Knowledge” means (a) with respect to Seller, the actual knowledge of the persons identified in Part VII of Section A of the applicable Appendix, which shall include at a minimum (i) the

EX A - 4

senior developer responsible for each Project, (ii) the construction manager responsible for each Project, (iii) the transaction counsel responsible for the financing of each Project and (iv) the finance manager responsible for the financing of each Project and (b) with respect to the Purchaser, the actual knowledge of the persons identified in Part VII of Section A of the applicable Appendix.

“Laws” means all common law, laws, by-laws, statutes, treaties, rules, Orders, rulings, decisions, judgments, injunctions, awards, decrees, codes, ordinances, standards, regulations, restrictions, official guidelines, policies, directives, interpretations, Permits or like action having the effect of law of any Governmental Authority.

“Lease” means a lease, ground lease, sublease, license, concession, easement, right of way, encroachment agreement, municipal right of way agreements, and road user agreements or other written agreement, including any option relating thereto, in each case, governing real property, to which the Project Company for an Acquisition or any of its Subsidiaries is a party.

“Lien” on any asset means any mortgage, deed of trust, lien, hypothec, pledge, charge, security interest, restrictive covenant, right of first refusal, right of first offer, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loss” means any and all losses (including loss of profit and loss of expected profit), claims, actions, liabilities, damages, expenses, diminution in value or deficiencies of any kind or character including all interest and other amounts payable to third parties, all liabilities on account of Taxes and all reasonable legal fees and expenses and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

“Material Adverse Effect” means, with respect to an Acquisition, any circumstance, matter, condition, development, change, event, occurrence, state of affairs, or effect that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets or liabilities, financial condition or properties of any HoldCo for such Acquisition, the Project Company for such Acquisition or any of their respective Subsidiaries, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated by this Agreement with respect to such Acquisition or otherwise perform any of its obligations under this Agreement with respect to such Acquisition; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect:

(a)  any change in general economic, political or business conditions;

(b)  changes resulting from acts of war or terrorism or any escalation or worsening of any such acts of war or terrorism threatened or underway as of the date of this Agreement;

(c)  changes or developments generally affecting the power services industry;

EX A - 5

(d)  any changes in accounting requirements or principles imposed by GAAP after the date of this Agreement;

(e)  any changes in applicable Law after the date of this Agreement; or

(f)  changes in the wind or solar power industry, as applicable, that, in each case, generally affect companies in such industry;

provided that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (a) through (f) with respect to any HoldCo for such Acquisition, relative to other similarly situated businesses in the wind or solar power industry, as applicable, may be considered and taken into account in determining whether there has been a Material Adverse Effect.

“Material Contract” means, with respect to an Acquisition, (i) any Material Lease to Acquisition, (ii) the Contracts set forth in Parts I, III, IV and V of Section C of the Appendix relating to such Acquisition and (iii) any other Contract to which HoldCo or the Project Company for such Acquisition or any of their respective Subsidiaries is a party or by which any such Person, or any of their respective assets, is bound (A) providing for past or future payments by or to any such Person in excess of $500,000 (or its Japanese Yen equivalent) annually or $1,000,000 (or its Japanese Yen equivalent) in the aggregate, (B) relating to any partnership, joint venture or other similar arrangement, (C) relating to any Indebtedness, (D) limiting the freedom of any such Person compete in any line of business or with any Person or in any area or granting “most favored nation” or similar status, (E) with either Seller or any of such Seller’s Affiliates, (F) with Purchaser or any of its Affiliates, (G) relating to the acquisition or disposition of any business or material portion thereof (whether by merger, sale of stock, sale of assets or otherwise), (H) that was not entered into in the ordinary course of business of any such HoldCo and its Subsidiaries or (I) the loss of which would result in a Material Adverse Effect, in each of clauses (A) through (H), other than any such Contract that primarily relates to a Project Company that is not the subject of such Acquisition.

“Material Contract Change” shall have the meaning set forth in Section 4.1(a).

“Material Leases” means, with respect to an Acquisition, all Leases (i) the loss of which would result in a reduction in production of such Project or in its ability to deliver energy to the point of interconnection or would otherwise result in a Material Adverse Effect, or (ii) that are otherwise material to the operations of such Project, in each of clauses (i) and (ii), other than Leases that primarily relate to a Project Company that is not the subject of such Acquisition.

“Ohorayama Project” means the wind project located in the Kochi Prefecture of Japan, as more fully described on Part II of the Section B of the Appendix applicable to such project.

“Order” means any writ, judgment, injunction, ruling, decision, order or similar direction of any Governmental Authority, whether preliminary or final.

“Organization Documents” means, with respect to (a) any corporation, its articles or certificate of incorporation and by-laws, (b) any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (c) any limited liability company, its articles or

EX A - 6

certificate of organization or formation and its operating agreement, members agreement or limited liability company agreement, or (d) any other Person, documents of similar substance.

“Outside Closing Date” shall have the meaning set forth in Part III of Section A of the applicable Appendix.

“Permitted Lien” means any of the following: (a) Liens for Taxes either not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Project Company’s balance sheet in accordance with GAAP; (b) inchoate mechanics’ and materialmen’s Liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carrier’s Liens arising in the ordinary course of business either for amounts not yet due or which have not been perfected, filed or registered in accordance with applicable Law against any applicable Project Company, any Project or the Project Company Real Property; (c) as to any applicable Project Company Real Property, title defects, easements, rights of first refusal, restrictions, irregularities, encumbrances (other than for borrowed money), encroachments, servitudes, rights of way and statutory Liens that do not or would not reasonably be expected to materially impair the value or use by any applicable Project Company of the Project Company Real Property; and (d) security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of any applicable Project Company in the ordinary course of business.

“Permit” means, with respect to a Project, filings, registrations, licenses, permits, notices, technical assistance letters, decrees, certificates, approvals, consents, waivers, Orders, authorizations, agreements, directions, instructions, grants, easements, exemptions, exceptions, variances and authorizations to or from any Governmental Authority.

“Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, trust, business trust, estate, joint venture, unincorporated association, limited liability company, cooperative, Governmental Authority or other entity.

“Personal Property” means, with respect to an Acquisition, all office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by the Project Company for such Project, or its Subsidiaries other than office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property that primarily relate to a Project Company that is not the subject of such Acquisition.

“Post-Closing Adjustment” shall have the meaning set forth in Part I of Section A of the applicable Appendix.

“Post-Closing Period” means the period commencing on the Closing Date.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.

EX A - 7

“Project Company” means, with respect to the applicable Project, the entity set forth on Part I of Section B of the Appendix for such Project.

“Project Company Real Property” means, with respect to an Acquisition, all real property of any HoldCo relating to such Acquisition other than real property of such HoldCo that primarily relates to a Project Company that is not the subject of such Acquisition, together with all buildings, structures, improvements and fixtures thereon relating to such Acquisition, (i) held by such HoldCo pursuant to a Material Lease other than a Material Lease that primarily relates to a Project Company that is not the subject of such Acquisition or (ii) required to be set forth on Part II of Section B of the Appendix for such Project.

“Purchase Price” shall have the meaning set forth in Section 1.1, and is more particularly described in Part I of Section A of the applicable Appendix.

“Purchase Price Adjustment” shall have the meaning set forth in Part I of Section A of the applicable Appendix.

“Purchase Rights Agreements” means that certain Amended and Restated Purchase Rights Agreement dated as of June 16, 2017 by and among Seller, Pattern Energy Group Inc. and, solely with respect to Article IV thereof, Pattern Energy Group Holdings LP and Pattern Energy GP LLC, as such agreement is amended, modified or supplemented in accordance with its terms.

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 6.1(a).

“Purchaser’s Maximum Liability” shall have the meaning set forth in Part VI of Section A of the applicable Appendix.

“Rules” shall have the meaning set forth in Section 7.4(b).

“Securities Act” shall have the meaning set forth in Section 2.10.

“Seller” shall have the meaning set forth in the preamble to this Agreement.

“Seller Indemnified Party” shall have the meaning set forth in Section 6.1(b).

“Seller’s Maximum Liability” shall have the meaning set forth in Part VI of Section A of the applicable Appendix.

“Straddle Tax Period” means, with respect to the applicable Closing Date, a Tax period that begins on or before the Closing Date and ends thereafter.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

EX A - 8

“Subsidiary Transferor” shall have the meaning set forth in Part I of Section B of the applicable Appendix.

“Survival Period” shall have the meaning set forth in Part VI of Section A of the applicable Appendix.

“Tax” or “Taxes” means, collectively all federal, state and local or foreign income, estimated, payroll, withholding, excise, sales, goods and services, harmonized, value-added, use, real and personal property, corporation, use and occupancy, business and occupation, mercantile, transfer, capital stock and franchise or other taxes, levies, duties, assessments, reassessments or other charges of any kind whatsoever (including interest, additions and penalties thereon), whether disputed or not.

“Tax Return” means any return, declaration, notice, form, report, claim for refund or information return or statement relating to the determination, assessment, collection or payment of Taxes or to the administration, implementation or enforcement of or compliance with any legal requirement pertaining to Taxes, including, for greater certainty, any schedule or attachment thereto.

“Third Party Claim” shall have the meaning set forth in Section 6.4(a).

“Third Party Claim Notice” shall have the meaning set forth in Section 6.4(a).

EX A - 9

EXHIBIT B: RULES OF CONSTRUCTION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive.

3.	A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.	A reference to a Person includes its successors and permitted assigns.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting and shall be deemed to mean “include, without limitation”, “includes, without limitation” or “including, without limitation”.

7.	A reference to an Article, Section, Exhibit, Schedule or Appendix is to the Article, Section, Exhibit, Schedule or Appendix of this Agreement unless otherwise indicated.

8.	Any reference to “this Agreement”, “hereof,” “herein” and “hereunder” and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.	Any reference to another agreement or document shall be construed as a reference to that other agreement or document as the same may have been, or may from time to time be, varied, amended, supplemented, substituted, novated, assigned or otherwise transferred.

10.	References to “days” shall mean calendar days, unless the term “Business Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11.	This Agreement is the result of negotiations among, and has been reviewed by, Seller, Purchaser, and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of the parties thereto, and no ambiguity shall be construed in favor of or against either Seller or Purchaser.

12.	The words “will” and “shall” shall be construed to have the same meaning and effect.

EX B - 1

appendix a

Section a: Transaction Terms and Conditions

Kanagi Transaction – LP1
I. Purchase Price
“Purchase Price”:	As set forth on Schedule 1.01
Currency:	US Dollars, or where otherwise provided, Japanese Yen.
“Purchase Price Adjustment”:

The Purchase Price Adjustment at Closing shall be calculated to maintain the after tax IRR (which shall be denominated in Japanese Yen) in the Financial Model (assuming internal use of any tax benefits) of the Purchaser based on the updated Financial Model delivered pursuant to Section 1.5(a)(iii), which has been updated solely to reflect the following:

(i)  change in the timing of Closing and the amount and date of the initial distribution to the Purchaser (considering any distributions received by the Seller prior to Closing and with the Seller leaving a reasonable amount of working capital in the project to fund near-term payables);

(ii)  changes to reflect amendments to or new Material Contracts that have an economic impact on the Project (including the terms of any project debt and tax equity financing and changes to the length of the term of any power purchase agreement);

(iii)  changes in the amounts and timing of material acquired assets and liabilities not associated with operating the business in the ordinary course, including post-construction refunds, reserve amounts, outstanding debt balances, capital expenditures, etc.; and

(iv)  manifest errors.

Post-Closing Adjustment:	None
Deferred Purchase Price:	None
Payment Mechanics and Payee Information:	Seller Bank: ABA: Account #: Account Name: SWIFT:

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II. Signing Date Deliverables
Seller’s Signing Date Deliverables:

Duly executed copies of:

•      Purchase and Sale Agreement by and between Purchaser and Seller related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru LP1 PSA”); and

•      the Deferred Payment Agreement by and between Purchaser and Seller (the “Deferred Payment Agreement”).

Purchaser’s Signing Date Deliverables:

Duly executed copies of:

•      Tsugaru LP1 PSA;

•      Purchase and Sale Agreement by and between Purchaser and Green Power Investment Corporation (“GPI”) related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru GPI PSA”);

•      Purchase and Sale Agreement by and between Purchaser and GPI related to Purchaser’s acquisition of membership interest of GK Green Power Kanagi, GK Green Power Otsuki and Otsuki Wind Power Corporation (the “GPI PSA”); and

•      the Deferred Payment Agreement.

III. Closing
Closing Location:	At the offices of Purchaser: Pier 1, Bay 3 San Francisco, CA 94111
Expected Closing Date:	March 5, 2018
Outside Closing Date:	June 30, 2018
IV. Closing Deliverables & Conditions Precedent to Closing
Additional Closing Deliverables of Seller:

In addition to the closing deliverables set forth in Section 1.5(a) of the Agreement, Seller shall deliver, or cause to be delivered, to Purchaser the additional closing deliverables set forth in Exhibit A-1.

Additional Closing Deliverables of Purchaser:

In addition to the closing deliverables set forth in Section 1.5(b) of the Agreement, Purchaser shall deliver, or cause to be delivered, to Seller the additional closing deliverables set forth in Exhibit A-2.

Additional Conditions Precedent to Each Party’s Obligations to Close:

In addition to the conditions precedent set forth in Section 5.1 of the Agreement, the obligation of Purchaser and Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-3.

Additional Conditions Precedent to Purchaser’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.2 of the Agreement, the obligation of Purchaser to Close is subject to the additional conditions precedent set forth in Exhibit A-4.
Additional Conditions Precedent to Seller’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.3 of the Agreement, the obligation of Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-5.

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V. Additional Termination Rights
By Either Purchaser or Seller:	None
By Purchaser:

Purchaser shall have the right to terminate this Agreement with respect to all of the Acquisitions without any liability or payment, at any time prior to the occurrence of the Closing hereunder, if

•      any of the GPI PSA, Tsugaru LP1 PSA, or Tsugaru GPI PSA is terminated for any reason prior to the closing of the Acquisitions (as defined therein) contemplated thereby.

By Seller:	None
VI. Indemnification Provisions
Additional Seller Indemnity Obligations:	None
Additional Purchaser Indemnity Obligations:	None
Survival Period:

Until the date that is 12 months after the Closing, except for (i) the representations and warranties in Sections 2.1, 2.2, 2.3(a), 2.6 and 2.11 and any claim for any breach of any representation or warranty involving actual fraud or willful misrepresentation, which shall survive until the expiration of the relevant statute of limitations, and (ii) the representations and warranties in Section 2.9, which shall survive until the date that is 60 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized written demand assessing liability for Tax, interest or penalties under applicable Law in respect of any taxation year to which such representations and warranties relate could be initiated (the “Survival Period”).

Allocation of Indemnification Payments:

With respect to any indemnification payments to be made by the Seller under this Agreement with respect to (i) any Kanagi Representations and/or (ii) any covenants contained in Article 4 of this Agreement to the extent relating to the Kanagi Project Company and its Subsidiaries or the Kanagi Project (“Project Level Indemnity Obligations”), the following shall apply: (x) the amount of any Losses shall be determined as if the Seller had indirectly owned and sold to Purchaser both (i) the Acquired Interests under this Agreement relating to the Kanagi Acquisition and (ii) the Acquired Interests (as defined in the GPI PSA) relating to the Kanagi Acquisition and (y) the aggregate amount of such indemnification payments shall be made severally and not jointly by GPI and Seller in the following proportions: 7.66% by GPI and 92.34% by Seller; provided, further that the foregoing allocation shall not apply to any actual fraud or willful misrepresentation by either GPI or Seller, and each of GPI and Seller shall remain fully liable for its own actual fraud or willful misrepresentation as and to the extent provided for in this Agreement (in the case of Seller) and the GPI PSA (in the case of GPI).

“Kanagi Representations” means the representations and warranties with respect to the Kanagi Project and the Kanagi Project Company and its Subsidiaries in this Agreement.

 3

Limitation on Liability:	“Basket Amount”:

With respect to the Kanagi Acquisition, 1.00% of the Aggregate Kanagi Purchase Price; provided that any amounts paid by GPI with respect to Project Level Indemnity Obligations relating to breaches of Kanagi Representations shall be deemed to have been paid by Seller for purposes of applying the Basket Amount.

“Aggregate Kanagi Purchase Price” means the sum of (i) the Purchase Price under this Agreement with respect to the Kanagi Acquisition plus (ii) the purchase price set forth in the GPI PSA with respect to the Kanagi Acquisition; provided that with respect to any matters that are not Project Level Indemnity Obligations, the Basket Amount and Seller’s Maximum Liability with respect to the Kanagi Acquisition shall be determined with reference to the amount in clause (i) above only without including the amount in clause (ii).

“Seller’s Maximum Liability”:

With respect to the Kanagi Acquisition, 11.00% of the Purchase Price under this Agreement with respect to the Kanagi Acquisition; provided that, with respect to the Project Level Indemnity Obligations, the maximum liability under this Agreement with respect to the Kanagi Acquisition shall be 11.00% of the Aggregate Kanagi Purchase Price, taking into account any proportionate payments made by GPI hereunder with respect to the Kanagi Acquisition.

“Purchaser’s Maximum Liability”:	With respect to the Kanagi Acquisition, 11.00% of the Purchase Price with respect to the Kanagi Acquisition.
Additional Refund or Reimbursement Obligations:	By Purchaser or Purchaser Indemnified Party: None By either Seller or any Seller Indemnified Party: None
VII. Additional Transaction Terms
Required Governmental Approvals:	Pattern US Finance Company LLC to submit to Bank of Japan a prior notification of inward direct investment (tainai chokusetsu toshi) in regard to the investment in Green Power Generation GK pursuant to the Foreign Exchange and Foreign Trade Act of Japan.

 4

Persons with Knowledge:

Purchaser’s Persons with Knowledge: Esben Pedersen, Mike Lyon and Dyann Blaine

Seller’s Persons with Knowledge: Mark Anderson, Christopher McCune, Masaki Hori, Frank Davis, Kevin Deters and Daniel Runyan

Additional Assignment Rights:	Assignment Rights of Seller: None Assignment Rights of Purchaser: None
Governing Law:	New York
Notice Information:	To Purchaser:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900
To Seller:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900

 5

EXHIBIT A-1:

ADDITIONAL CLOSING DELIVERABLES OF Seller

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Transferor and Subsidiary Purchaser transferring 100% of the membership interests of Kanagi Holdings LLC and Pattern Development Japan LLC.

 6

EXHIBIT A-2:

Additional Closing Deliverables of purchaser

Copies or originals of the following documents, each dated as of or prior to the Closing Date:

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Transferor and Subsidiary Purchaser transferring 100% of the membership interests of Kanagi Holdings LLC and Pattern Development Japan LLC.

 7

EXHIBIT A-3:

Additional Conditions Precedent to

Each Party’s Obligations to Close

1.	Receipt of the required Governmental Approvals (excluding the post-closing items) identified in Part VII of Section A.

2.	No circumstances, developments, changes or events has occurred since the date hereof that, individually or in the aggregate, could reasonably be expected to result in the failure of a condition to closing set forth in Article 5 of the Tsugaru LP1 PSA.

 8

EXHIBIT A-4:

ADDITIONAL CONDITIONS PRECEDENT TO

PURCHASER’S OBLIGATIONS TO CLOSE

None.

 9

EXHIBIT A-5:

Additional Conditions Precedent to

SELLER’S Obligations to Close

None.

 10

Section B: Acquired Interests; Ownership Structure;

and Solar Project Information

KANAGI TRANSACTION – LP1
I. Acquired Interests & Ownership Structure
Project Company:	Green Power Kanagi GK, a Japanese godo kaisha
Holding Company (“HoldCo”):	Kanagi Holdings LLC and Pattern Development Japan LLC
Subsidiaries of HoldCo	Project Company
Subsidiaries of Project Company	None
Subsidiary Purchasers	Green Power Generation GK a Japanese godo kaisha
Subsidiary Transferor	Pattern Development Japan Holdings LLC, a Delaware limited liability company
Percentage of Project Company Acquired by Purchaser:	92.34%
Percentage Retained by Seller:

7.66%

Seller owns 100% of Pattern Development Japan Holdings LLC, a Delaware limited liability company, which owns 100% of Pattern Development Japan Power Holdings LLC, a Delaware limited liability company, which owns 91.69% of GPI as of the date hereof and will own 93.42% of GPI as of the Closing Date. GPI owns 7.66% of the Project Company. Purchase will indirectly acquire the remaining 7.66% of the Project Company that is held by GPI pursuant to the GPI PSA.

Acquired Interests:	Purchaser will acquire 100% of the membership interests of Kanagi Holdings LLC from Pattern Development Japan Holdings LLC and 100% of the membership interests of Pattern Development Japan LLC from Pattern Development Japan Holdings LLC (collectively, the “Acquired Interests”).

 11

Direct or Indirect Co-Owners of Project Company:	Structure Immediately Prior to the Closing

 12

Direct or Indirect Co-Owners of Project Company (cont.):	Structure Immediately Following the Closing

 13

II. Solar Project Information
Solar Project:	Nameplate capacity: 9.8 MW Location: Shimane Prefecture, Japan Solar panel manufacturer: Kyocera Corporation solar panels.
Commercial Operation Date of Solar Project:	February, 2016
Permits & Governmental Approvals:	See attached Exhibit B-1.
Legal description of Solar Project site (i.e., real property description):	See attached Exhibit B-2.

 14

EXHIBIT B-1: PERMITS & GOVERNMENTAL APPROVALS

COMPLETED PERMITS

Document
1.	FIT Law: (a) METI Approval (b) FIT Business Plan Approval (jigyou keikaku nintei)
2.	Electricity Business Act: (a) Notice Regarding Construction Plan (b) Notice Regarding Safety Rule (c) Filing of Chief Electricity Engineer
3.	Construction Recycling Law: Notice pursuant to the Construction Recycling Law
4.	Soil Contamination Countermeasures Act: Notice Regarding the Change of Shape and Nature of a Land which is Larger than a Certain Area.
5.	Shimane Prefecture Guideline Concerning Land Use: Notice Regarding Development Consultation
6.	Fire Service Act and Hamada City Ordinance on Fire Prevention: Notice Regarding Installation of Transformers and Batteries
7.	Road Act and municipality ordinances: Road Occupancy Permission
8.	River Act: River Occupancy Permission
9.	Forest Act: Notice Regarding Tree Trimming
10.	Shimane Prefecture Landscape Ordinance: Notice Regarding Large Scale Development
11.	Road Traffic Act: Permits to Restrict Traffic
12.	Building Standards Act Building certification application for retaining wall of switching station at interconnection point

 15

EXHIBIT B-2: LEGAL DESCRIPTION OF PROJECT SITE

The real estate documents listed in Article V (Real Estate Documents) of Section C (Documents & Key Counterparties) of this Appendix A are incorporated herein by reference.

 16

section C: Documents & Key Counterparties

Kanagi Transaction
I. Material Project Agreements & Key Counterparties

Engineering, Procurement and Construction Agreement	Date: March 6, 2015 KYOCERA Communication Systems Co., Ltd. (“KCCS”)
Operation and Maintenance Agreement	Date: March 31, 2015 KCCS
Insurance Policy (PD/BI)	Date: May 9, 2017 Aioi Nissay Dowa Insurance Co., Ltd.
Insurance Policy (GL)	Date: May 9, 2017 Aioi Nissay Dowa Insurance Co., Ltd.
Insurance Policy (D&O)	Date: June 27, 2017 AIU Insurance Company, Ltd.
MOU	Regarding EPC Agreement Date: December 26, 2014 KCCS
Power Purchase Agreement	Date: March 19, 2015 Chugoku Electric Power Company
Contribution in Aid of Construction Costs Agreement	Date: December 26, 2014 Chugoku Electric Power Company
MOU regarding Commissioning	Date: January 28, 2016 Chugoku Electric Power Company
Asset Management Agreement	Date: June 26, 2015 Green Power Investment Corporation (“GPI”)
Electricity Supply Agreement	Date: December 15, 2015 Chugoku Electric Power Company

II. Reports, Other Deliverables and Consultants
Insurance Consultant	MST Risk Consulting Co., Ltd.
Insurance Consultant’s Report	Insurance Consulting Report for Kanagi Solar Project dated March 24, 2015
Independent Engineer	Mott MacDonald
Independent Engineer’s Report	Kanagi PV Plant Energy Yield Assessment Report dated March 2015
Environmental Consultant	ITOCHU Techno-Solutions Corporation
Environmental Consultant’s Report	Green Power Kanagi Solar Power Plant Technical Verification Report (Environmental Verification) dated November 25, 2014
III. Financing Arrangements & Key Counterparties
Financing Agreement	None
IV. Equity and Co-Ownership Arrangements & Key Counterparties
Development Fee Agreement	Date: June 26, 2015 GPI
V. Real Estate Documents
Superficies Agreement

Date: June 2, 2014

Kanagi Kaihatsu KK

Imafuku 148-3, 1478-1, 1478-3, 1479-4, 1480-2, 1480-3, 1480-4, 1480-5, 1481-2, 1482-1, 1482-3, 1482-4, 1482-5, 1482-6, 1482-7, 1482-8, 1482-10, 1482-11, 1482-12, 1482-13, 1482-14, 1493-3, 1500-1, 1500-2, 1500-8, 1501-2, 1913, 1914, 1915-1, 1915-2, 1915-3, 1915-4, 1915-5, 1915-6, 1917-1, 1917-2

 17

Superficies Agreement	Date: August 26, 2014 Mitsuaki Nishikawa Kusa (ha) 355-1
MOU regarding Superficies Agreement	Date: November 7, 2014 Kanagi Kaihatsu KK
MOU regarding Tree Trimming	Date: November 7, 2014 Kanagi Kaihatsu KK
MOU regarding Tree Trimming	Date: November 27, 2014 Agricultural Producers' Cooperative Corporation Kanagi Noen
MOU regarding Tree Trimming	Date: November 7, 2014 Mitsuaki Nishikawa
MOU regarding Tree Trimming	Date: October 30, 2014 (as amended as of March 30, 2015 ) Tomiya Yokota
MOU regarding Tree Trimming	Date: October 15, 2014 (as amended as of March 30, 2015 ) Masahiro Iwado
MOU regarding Tree Trimming	Date: October 20, 2014 (as amended as of March 30, 2015 ) Atsuko Shikamori

 18

SECTION D: AFFILIATE TRANSACTIONS

1. Asset Management Agreement
Execution Date	June 26, 2015
Parties	Project Company and GPI
Term	20 years from the COD The Project Company may request to extend the Term for 5 years or less
Fee	2,300,000 JPY per month (after COD), plus Third Party Costs and AM Costs
Payment Term	Monthly payment in arrears
Termination	In addition to typical causes of termination, the Project Company may terminate the agreement after the end of five year after the COD without paying the termination fee.
Services	Services related to operation, maintenance and other activities, exercise of rights and performance of obligations the Project Company

 19

appendix b

Section a: Transaction Terms and Conditions

Ohorayama Transaction – LP1
I. Purchase Price
“Purchase Price”:	As set forth on Schedule 1.01
Currency:	US Dollars, or where otherwise provided, Japanese Yen.
“Purchase Price Adjustment”:

The Purchase Price Adjustment at Closing shall be calculated to maintain the after tax IRR (which shall be denominated in Japanese Yen) in the Financial Model (assuming internal use of any tax benefits) of the Purchaser based on the updated Financial Model delivered pursuant to Section 1.5(a)(iii), which has been updated solely to reflect the following:

(i)  changes in the final financing terms for the Project (including the terms of any project debt financing);

(ii)  changes to reflect amendments to or new Material Contracts that have an economic impact on the Project;

(iii)  changes in the amounts and timing of material acquired assets and liabilities not associated with operating the business in the ordinary course, including consumption tax reimbursements, system upgrades and warranty claims;

(iv)   changes to the completion date of the construction from the expected date of Final Completion (as defined in that certain Balance of Plant Contract by and between GPI (as defined below) and Shimizu Corporation dated December 8, 2016) as set forth in Section 3.25 hereof;

(v)  change in the timing of Closing and the amount and date of the initial distribution to the Purchaser (considering any distributions received by the Seller prior to Closing and with the Seller leaving a reasonable amount of working capital in the project to fund near-term payables);

(vi)  manifest errors; and

(vii)   changes to the net capacity factor (NCF) directly attributable to any changes to as-built conditions.

Post-Closing Adjustment:

If, after the Closing of the Acquisition of the Acquired Interests relating to the Ohorayama Project, Purchaser or its controlled Affiliates directly or indirectly receive one or more Term Conversion Date Distributions, Purchaser shall (or shall cause a controlled Affiliate to) promptly, and in any event within two (2) Business Days of its receipt thereof, pay Seller, as an adjustment to the Purchase Price, an amount equal to 47.50% of such Term Conversion Date Distribution.

“Term Conversion Date Distribution” has the meaning assigned to such term in that certain Credit Agreement between GK Green Power Otsuki as borrower, the Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other parties thereto, dated December 16, 2016, or as the same may from time to time be amended with the consent of the Purchaser and Seller.

 1

Deferred Purchase Price:	None
Payment Mechanics and Payee Information:	Seller Bank: ABA: Account #: Account Name: SWIFT:
II. Signing Date Deliverables
Seller’s Signing Date Deliverables:

Duly executed copies of:

•      Purchase and Sale Agreement by and between Purchaser and Seller related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru LP1 PSA”), as of the date hereof; and

•      the Deferred Payment Agreement by and between Purchaser and Seller (the “Deferred Payment Agreement”), as of the date hereof.

Purchaser’s Signing Date Deliverables:

Duly executed copies of:

•      Tsugaru LP1 PSA;

•      Purchase and Sale Agreement by and between Purchaser and Green Power Investment Corporation (“GPI”) related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru GPI PSA”), as of the date hereof;

•      Purchase and Sale Agreement by and between Purchaser and GPI related to Purchaser’s acquisition of membership interest of GK Green Power Kanagi, GK Green Power Otsuki and Otsuki Wind Power Corporation (the “GPI PSA”), as of the date hereof; and

•      the Deferred Payment Agreement.

III. Closing
Closing Location:	At the offices of Purchaser: Pier 1, Bay 3 San Francisco, CA 94111
Expected Closing Date:	March 5, 2018
Outside Closing Date:	June 30, 2018

 2

IV. Closing Deliverables & Conditions Precedent to Closing
Additional Closing Deliverables of Seller:

In addition to the closing deliverables set forth in Section 1.5(a) of the Agreement, Seller shall deliver, or cause to be delivered, to Purchaser the additional closing deliverables set forth in Exhibit A-1.

Additional Closing Deliverables of Purchaser:

In addition to the closing deliverables set forth in Section 1.5(b) of the Agreement, Purchaser shall deliver, or cause to be delivered, to Seller the additional closing deliverables set forth in Exhibit A-2.

Additional Conditions Precedent to Each Party’s Obligations to Close:

In addition to the conditions precedent set forth in Section 5.1 of the Agreement, the obligation of Purchaser and Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-3.

Additional Conditions Precedent to Purchaser’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.2 of the Agreement, the obligation of Purchaser to Close is subject to the additional conditions precedent set forth in Exhibit A-4.
Additional Conditions Precedent to Seller’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.3 of the Agreement, the obligation of Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-5.
V. Additional Termination Rights
By Either Purchaser or Seller:	None
By Purchaser:

Purchaser shall have the right to terminate this Agreement with respect to all of the Acquisitions without any liability or payment, at any time prior to the occurrence of the Closing hereunder, if:

•      GPI PSA, Tsugaru LP1 PSA or Tsugaru GPI PSA is terminated for any reason prior to the closing of the Acquisitions (as defined therein) contemplated thereby

By Seller:	None
VI. Indemnification Provisions
Additional Seller Indemnity Obligations:	None
Additional Purchaser Indemnity Obligations:	None

 3

Survival Period:

Until the date that is 12 months after the Closing, except for (i) the representations and warranties in Sections 2.1, 2.2, 2.3(a), 2.6 and 2.11 and any claim for any breach of any representation or warranty involving actual fraud or willful misrepresentation, which shall survive until the expiration of the relevant statute of limitations, (ii) the representation and warranty in Section 2.18 with respect to the Indebtedness of HoldCo and its Subsidiaries, which shall survive until the date that is the later of: (A) 6 months after the Closing; and (B) 3 months following the completion of the Project Company's first annual audited financial statements for a fiscal year ending after the Closing, and (iii) the representations and warranties in Section 2.9, which shall survive until the date that is 60 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized written demand assessing liability for Tax, interest or penalties under applicable Law in respect of any taxation year to which such representations and warranties relate could be issued to HoldCo or any of its Subsidiaries (the “Survival Period”).

Allocation of Indemnification Payments:

With respect to any indemnification payments to be made by the Seller under this Agreement with respect to (i) any Ohorayama Representations and/or (ii) any covenants contained in Article 4 of this Agreement to the extent relating to the Ohorayama Project Company and its Subsidiaries or the Ohorayama Project (“Project Level Indemnity Obligations”), the following shall apply: (x) the amount of any Losses shall be determined as if the Seller had indirectly owned and sold to Purchaser both (i) the Acquired Interests under this Agreement related to the Ohorayama Acquisition and (ii) the Acquired Interests (as defined in the GPI PSA) relating to the Ohorayama Acquisition and (y) the aggregate amount of such indemnification payments shall be made severally and not jointly by GPI and Seller in the following proportions: 5.01% by GPI and 94.99% by Seller; provided, further that the foregoing allocation shall not apply to any actual fraud or willful misrepresentation by either GPI or Seller, and each of GPI and Seller shall remain fully liable for its own actual fraud or willful misrepresentation as and to the extent provided for in this Agreement (in the case of Seller) and the GPI PSA (in the case of GPI).

“Ohorayama Representations” means the representations and warranties with respect to the Ohorayama Project and the Ohorayama Project Company and its Subsidiaries in this Agreement..

Limitation on Liability:	“Basket Amount”:

With respect to the Ohorayama Acquisition, 1.00% of the Aggregate Ohorayama Purchase Price; provided that any amounts paid by GPI with respect to Project Level Indemnity Obligations relating to breaches of Ohorayama Representations shall be deemed to have been paid by Seller for purposes of applying the Basket Amount with respect to the Ohorayama Acquisition.

“Aggregate Ohorayama Purchase Price” means the sum of (i) the Purchase Price under this Agreement for the Ohorayama Acquisition plus (ii) the purchase price set forth in the GPI PSA with respect to the Ohorayama Acquisition; provided that with respect to any matters that are not Project Level Indemnity Obligations, the Basket Amount and Seller’s Maximum Liability with respect to the Ohorayama Acquisition shall be determined with reference to the amount in clause (i) above only without including the amount in clause (ii).

 4

“Seller’s Maximum Liability”:

With respect to the Ohorayama Acquisition, 11.00% of the Aggregate Ohorayama Purchase Price; provided that any amounts paid by GPI with respect to Project Level Indemnity Obligations with respect to the Ohorayama Acquisition shall be deemed to have been paid by Seller for purposes of applying the Basket Amount under this Agreement with respect to the Ohorayama Acquisition.

“Purchaser’s Maximum Liability”:	With respect to the Ohorayama Acquisition, 11.00% of the Purchase Price under this Agreement with respect to the Ohorayama Agreement.

Additional Refund or Reimbursement Obligations:	By Purchaser or Purchaser Indemnified Party: None By either Seller or any Seller Indemnified Party: None
VII. Additional Transaction Terms
Required Governmental Approvals:	Pattern US Finance Company LLC to submit to Bank of Japan a prior notification of inward direct investment (tainai chokusetsu toshi) in regard to the investment in Green Power Generation GK pursuant to the Foreign Exchange and Foreign Trade Act of Japan.
Persons with Knowledge:

Purchaser’s Persons with Knowledge: Esben Pedersen, Mike Lyon and Dyann Blaine

Seller’s Persons with Knowledge: Shoichi Yoshizaki, Roland Thompson, Mark Anderson, Christopher McCune, Kazuaki Hosokawa, Liz Krall, Frank Davis, Kevin Deters, and Daniel Runyan

Additional Assignment Rights:	Assignment Rights of Seller: None Assignment Rights of Purchaser: None
Governing Law:	New York
Notice Information:	To Purchaser:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900
To Seller:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900

 5

EXHIBIT A-1:

ADDITIONAL CLOSING DELIVERABLES OF Seller

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Purchaser and Subsidiary Transferor transferring 100% of the equity interests in HoldCo.

 6

EXHIBIT A-2:

Additional Closing Deliverables of purchaser

Copies or originals of the following documents, each dated as of or prior to the Closing Date:

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Purchaser and Subsidiary Transferor transferring 100% of the equity interests in HoldCo.

 7

EXHIBIT A-3:

Additional Conditions Precedent to

Each Party’s Obligations to Close

1.	Receipt of the required Governmental Approvals (excluding the post-closing items) identified in Part VII of Section A.

2.	No circumstances, developments, changes or events has occurred since the date hereof that, individually or in the aggregate, could reasonably be expected to result in the failure of a condition to closing set forth in Article 5 of the Tsugaru LP1 PSA.

 8

EXHIBIT A-4:

ADDITIONAL CONDITIONS PRECEDENT TO

PURCHASER’S OBLIGATIONS TO CLOSE

None.

 9

EXHIBIT A-5:

Additional Conditions Precedent to

SELLER’S Obligations to Close

None.

 10

Section B: Acquired Interests; Ownership Structure;

and wind Project Information

OHORAYAMA TRANSACTION – LP1
I. Acquired Interests & Ownership Structure
Project Company:	GK Green Power Otsuki, a Japanese godo kaisha
Holding Company (“HoldCo”):	Ohorayama Wind LLC, a Delaware limited liability company
Subsidiaries of HoldCo	Project Company
Subsidiaries of Project Company	None
Subsidiary Purchaser:	Green Power Generation GK, a Japanese godo kaisha
Subsidiary Transferor	Pattern Development Japan Holdings LLC, a Delaware limited liability company
Percentage of Project Company Acquired by Purchaser:	94.99%
Percentage Retained by Seller:

5.01%

Seller owns 100% of Pattern Development Japan Holdings LLC, a Delaware limited liability company, which owns 100% of Pattern Development Japan Power Holdings LLC, a Delaware limited liability company, which owns 91.69% of GPI as of the date hereof and will own 93.42% of GPI as of the Closing Date. GPI owns 5.01% of the Project Company. Purchaser will indirectly acquire such remaining 5.01% interests in the Project Company from GPI pursuant to the GPI PSA.

Acquired Interests:	Purchaser will acquire 100% of the membership interests of HoldCo (the “Acquired Interests”).

 11

Direct or Indirect Co-Owners of Project Company:	Structure Immediately Prior to the Closing

 12

Direct or Indirect Co-Owners of Project Company (cont.):	Structure Immediately Following the Closing
II. Wind Project Information
Wind Project:	Nameplate capacity: 33 MW Location: Kochi Prefecture, Japan Wind turbine manufacturer: GE 3.3W 101m rotor, 85m hub height
Commercial Operation Date of Wind Project:	March 1, 2018
Permits & Governmental Approvals:	See attached Exhibit B-1.
Legal description of Wind Project site (i.e., real property description):	See attached Exhibit B-2.

 13

EXHIBIT B-1: PERMITS & GOVERNMENTAL APPROVALS

COMPLETED PERMITS

Document
1.

Environmental Impact Assessment Act:

(a) Submission and public notice of environmental impact assessment methodology report (houhousho);

(b) Submission and public notice of draft environmental impact assessment report (hyoukasho an); and

(c) Submission and public notice of environmental impact assessment report (hyoukasho).

2.

FIT Law:

(a) Approval (setsubi nintei) by Minister of Economy, Trade and Industry of Japan and the approval on amendment (henkou nintei) and the notices concerning minor amendment (keibi henkou todokede) therefor.

(b) FIT Business Plan Approval (jigyou keikaku nintei)

3.

Kochi Prefecture Basic Regulations on Land:

(a) Notification of development plan to the Governor of Kochi Prefecture.

(b) Notification of informational plan to the Governor of Kochi Prefecture.

(c) Submission of informational report to the Governor of Kochi Prefecture.

(d) Notification of commencement of construction

4.

Forest Act:

(a) Forest land development permit by the Governor of Kochi Prefecture.

(b) Notification of commencement of construction

(c) Permit for activities in protecting forest by the Governor of Kochi Prefecture.

(d) Notification of felling in protecting forest to the Governor of Kochi Prefecture.

5.

Erosion Control Act / Kochi Prefecture Erosion Control Designated Management Ordinance:

(a) Permit for activities in designated erosion control areas by the Governor of Kochi Prefecture.

(b) Notification of activities in designated erosion control areas to the Governor of Kochi Prefecture.

6.

Otsuki Non-Legal Public Property Management Regulations:

(a) Permit for public works for laying of new roads (including culverts) by the mayor of Otsuki town.

(b) Notification of commencement of construction

(c) Permit for exclusive use for laying of new roads (including culverts) by the mayor of Otsuki town.

7.	Soil Contamination Countermeasures Act: Notification of changes to land character has to the Governor of Kochi Prefecture.
8.

Factory Location Act:

(a) Notification related to new construction of designated factories to the Governor of Kochi Prefecture.

(b) Application for shortening of the restricted period to the Governor of Kochi Prefecture.

 14

9.	Construction Waste Recycling Act: Notification of demolition and new construction work of a certain scale to the Governor of Kochi Prefecture.
10.	Agricultural Land Act: Permit for conversion of agricultural land and establishment and transfer of rights by the Governor of Kochi Prefecture.
11.	Road Act: Permit for exclusive use for underground transmission line installation by the Mayor of Otsuki Town, Mayor of Sukumo City and manager of Kochi Prefecture Hata Civil Engineering Office.
12.	Outline of Administrative Processes for Management and Disposal of Kochi Prefecture Land Improvement Assets: Permit for exclusive use land improvement assets by the Governor of Kochi Prefecture.
13.	Sukumo Non-Legal Public Property Management Ordinance: Permit for exclusive use of non-legal public property by the Mayor of Sukumo City.
14.	River Act: Permit for exclusive use of the river area and installation of facilities in the river area by the manager of Kochi Prefecture Hata Civil Engineering Office.
15.

Electricity Business Act:

(a)   Submission of Project Safety Conditions (hoan kitei) and its amendment to the manager of Chugoku Shikoku Industrial Safety and Inspection Department.

(b)   Notification of construction plan (kouji keikaku no todokede) to the manager of Chugoku Shikoku Industrial Safety and Inspection Department.

(c)   Notification of appointment of chief electrical engineer (denki shunin gijutsusha sen-nin no todokede) to the manager of Chugoku Shikoku Industrial Safety and Inspection Department.

(d)   Power Producer (hatsuden jigyousha) Filing

16.

Civil Aeronautics Act:

(a)   Permit for aircraft obstacle light (kouku shougai tou) installation exemption by the director of West Japan Civil Aviation Bureau.

(b)   Approval for daytime obstacle markings (hiruma shougai hyoushiki) installation exemption by the director of West Japan Civil Aviation Bureau.

17.	Survey Act: Request for the transfer of surveying mark (triangulation point) to the director of Geographical Survey Institute.
18.	Wire Telecommunications Act: Notification of installation of wire telecommunications equipment to the Minister of the Internal Affairs and Communications.
19.	Otsuki Town Ordinance of the Procedure of Land Development Activities: Approval of the land development activities by the Mayor of Otsuki Town.
20.

Electricity Business Act:

(a) Self-inspection of the electric facilities prior to the commencement of operation (shiyou mae jishu kensa).

(b) Examination of the system in respect of the self-inspection (shiyou mae anzen kanri shinsa) .

 15

21.	Civil Aeronautics Act: Notification related to aircraft obstacle light installation and daytime obstacle markings installation.
22.	Otsuki Town Ordinance of the Procedure of Land Development Activities: Notification of the completion of construction to the Mayor of Otsuki Town.
23.	Road Act: Permit for passage of the limit excess vehicle.
24.

Road Traffic Act:

(a) Permit for loading outside the limit (seigen gai sekisasai kyoka).

(b) Permit for towing outside the limit (seigen gai ken-in kyoka).

(c) Permit for road use (douro shiyou kyoka).

25.	Kochi Prefecture Port Facilities Management Ordinance: Permit for exclusive use of a port facility or use of a port facility.
26.	Fire Service Act / Hata West Fire Association Fire Prevention Ordinance: Notification of installation of the transformer facility and the electric storage facility.

 16

EXHIBIT B-2: LEGAL DESCRIPTION OF PROJECT SITE

The real estate documents listed in Article V (Real Estate Documents) of Section C (Documents & Key Counterparties) of this Appendix B are incorporated herein by reference.

 17

section C: Documents & Key Counterparties

Ohorayama Transaction – LP1
I. Material Project Agreements & Key Counterparties
Balance of Plant Contract	Date: December 8, 2016 Shimizu Corporation
Contract for the Sale of Power Generation Equipment and Related Services	Date: December 8, 2016 General Electric International, Inc.
General Electric Company Parent Guaranty Agreement - Turbine Supply Agreement	Date: December 8, 2016 General Electric Company
Full Service Agreement	Date: December 8, 2016 GE International, Inc. (Tokyo Branch)
General Electric Company Parent Guaranty Agreement - Full Service Agreement	Date: December 8, 2016 General Electric Company
Insurance Policy (DSU)	Date: December 5, 2016 Swiss Re International Se, Japan Branch
Insurance Policy (EAR)	Date: December 5, 2016 Swiss Re International Se, Japan Branch
Insurance Policy (MARINE CARGO)	Date: June 17th, 2017 Chubb Insurance Co. of Japan
Power Purchase Agreement	Date: March 31, 2016 Shikoku Electric Power Company
Contribution in Aid of Construction Costs Agreement	Date: March 31, 2016 Shikoku Electric Power Company
Management, Operation, and Maintenance Services Agreement	Date: December 16, 2016 Green Power Operation GK
Project Administration Agreement	Date: December 16, 2016 Green Power Operation GK
Memorandum of Commissioning of Power Purchase Agreement (shiunten oboegaki)	Date: November 21, 2017 Shikoku Electric Power Company
II. Reports, Other Deliverables and Consultants
Independent Engineer:	Mott MacDonald Japan KK
Independent Engineer’s Report:	Ohorayama Wind Farm Lenders’ Technical Advisor Final Report, dated December 9, 2016
Insurance Consultant:	JLT Japan Limited
Insurance Consultant’s Report:	Ohorayama Wind Farm Insurance Advisory Report, dated November 2016
Independent Financial Model Advisor:	Tokyo Kyodo Accounting Office
Independent Financial Model Advisor’s Report:	Report on the Results of the Agreed Procedure regarding Wind Power Project, dated December 6, 2016
Independent Environmental Consultant:	Ramboll Environ US Corporation
Independent Environmental Consultant’s Report:	Environmental Review Refresh, dated September 2016
Wind Consultant:	DNV GL AS Japan Branch
Wind Consultant’s Report:	Report Ref. 195032-JPYO-R-02-E, dated August 25, 2016

 18

III. Financing Arrangements & Key Counterparties
Credit Agreement for Construction Financing and Term Financing	Date: December 16, 2016 BTMU, SMBC and SMTB
ISDA 2002 Master Agreements	Date: December 16, 2016 BTMU, SMBC and SMTB, respectively
Schedule to ISDA 2002 Master Agreements	Date: December 16, 2016 BTMU, SMBC and SMTB, respectively
Inter-secured Parties Agreement	Date: December 16, 2016 The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), Sumitomo Mitsui Banking Corporation (“SMBC”), Sumitomo Mitsui Trust Bank, Limited.(“SMTB”)
Membership Interest Pledge Agreement	Date: December 16, 2016 BTMU, SMBC, SMTB, Green Power Investment Corporation (“GPI”), Ohorayama Wind LLC
Material Project Document Pledge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Agreement on Option to Assign Contractual Positions in the Material Project Documents	Date: December 16, 2016 BTMU, SMBC and SMTB
Collateral Account Pledge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
JCT Refund Account Pledge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Insurance Pledge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Interest Rate Hedge Agreement Pledge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Agreement on Option to Assign Contractual Positions in the Interest Rate Hedge Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Superficies Mortgage Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
New York Security Agreement	Date: December 16, 2016 BTMU, SMBC and SMTB
Agency Fee Letter	Date: December 16, 2016 BTMU
Fee Letter	Date: December 16, 2016 BTMU, SMBC and SMTB, respectively
IV. Equity and Co-Ownership Arrangements & Key Counterparties
Contribution Agreement	Date: December 16, 2016 Ohorayama Wind LLC, GPI
Amended and Restated Development Fee Agreement	Date: March 26, 2016 GPI

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V. Real Estate Documents
Superficies Agreement	Date: September 3, 2013 Akira Nishimori Kashiratsudoi 666, 675, 683-1
Superficies Agreement	Date: September 13, 2013 Kazuo Nishimori Kashiratsudoi 667, 673
Superficies Agreement	Date: September 5, 2013 Noriyoshi Okada Hokotsuchi 814-5
Superficies Agreement	Date: January 10, 2014 Hiroshi Nishimori Hokotsuchi 713
Superficies Agreement	Date: December 5, 2013 Teruyoshi Machida Hokotsuchi 712-1, 809-1
Superficies Agreement	Date: November 5, 2014 Ippan Shadan Hojin Horayama wo Mamorukai Hokotsuchi 672-1
Superficies Agreement	Date: October 7, 2014 Otsuki Town Hiromi 4312, 4350-3, Kashiratsudoi 626-113
Superficies Agreement	Date: September 9, 2013 Toshio Seike Hiromi 4311-8
Superficies Agreement	Date: April 14, 2016 Chiyo Ikuta Sukumo-shi, Kaizuka 867-3
Superficies Agreement	Date: October 22, 2013 Mayuko Tokuhiro, Hitoshi Takaoka Tachibanaura 634
Superficies Agreement	Date: October 7, 2013 Hiroyoshi Oguro Tachibanaura 627
Superficies Agreement	Date: October 22, 2013 Isao Nakata, Mamiko Nakata Tachibanaura 587, 607
Superficies Agreement	Date: November 5, 2014 Tachibanaura Chikukai Tachibanaura 482-41
Superficies Agreement	Date: November 5, 2014 Ippan Shadan Hojin Tachibanaura no Sato wo Mamorukai Tachibanaura 482-40
Superficies Agreement	Date: December 11, 2013 Toshio Iyota Tachibanaura 461
Superficies Agreement	Date: September 3, 2013 Tokuo Nishimori Kashiratsudoi 669, 671, 672
Superficies Agreement	Date: September 3, 2013 Hiroshi Maeda Kashiratsudoi 664

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Superficies Agreement	Date: September 6, 2013 Junko Maeno Kashiratsudoi 606-46
Superficies Agreement	Date: October 22, 2013 Mamiko Nakata Kashiratsudoi 606-33
Superficies Agreement	Date: September 6, 2013 Mayuko Tokuhiro, Junko Maeno Kashiratsudoi 606-32
Superficies Agreement	Date: September 17, 2013 Yasushi Futakami Kashiratsudoi 606-31
Superficies Agreement	Date: September 5, 2013 Fumiko Ikeda Kashiratsudoi 606-29
Superficies Agreement	Date: October 9, 2013 Mayuko Tokuhiro Kashiratsudoi 606-28
Superficies Agreement	Date: April 24, 2015 Koji Matsumoto, Mayuko Tokuhiro Kashiratsudoi 606-27
Superficies Agreement	Date: December 5, 2013 Koichi Yamashita Hokotsuchi 814-1
Easement Agreement (tsukou chiekiken settei keiyaku)	Date: April 8, 2014 Yasutaka Tomita Hokotsuchi 602-133
Easement Agreement (tsukou chiekiken settei keiyaku)	Date: December 5, 2017 Chiyo Ikuta Kaizuka 867-6

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SECTION D: AFFILIATE TRANSACTIONS

1. Management, Operation, and Maintenance Services Agreement
Execution Date	December 16, 2016
Parties	Project Company and Green Power Operation GK
Term	Initial Term: 20 years from the date 6 months prior to the Anticipated COD The Project Company may request to extend the Term for 5 years or less
Fee	43,440,000 JPY as fixed annual fee, plus Reimbursable Expenses and Reimbursable Expenses Fee
Payment Term	Monthly payment in arrears
Termination	In addition to typical causes of termination, the Project Company may terminate the agreement for convenience at any time after the end of second year after the COD with 180 days prior written notice by paying the Termination Fee.
Services	Operation, maintenance and management of the Wind Plant
2. Project Administration Agreement
Execution Date	December 16, 2016
Parties	Project Company and Green Power Operation GK
Term	Initial Term: 20 years from the execution date (December 16, 2016) The Project Company may request to extend the Term for 5 years or less
Fee	33,720,000 JPY as fixed annual fee, plus Reimbursable Expenses and Reimbursable Expenses Fee
Payment Term	Monthly payment in arrears
Termination	In addition to typical causes of termination, the Project Company may terminate the agreement for convenience at any time after the end of second year after the COD with 180 days prior written notice by paying the Termination Fee.
Services	Administrative services of the Project Company and Wind Plant

3.	Master Services Agreement between the Project Company and GPI, dated November 17, 2016.

4.	Development Fee Agreement between the Project Company and GPI, dated March 26, 2015 (as amended on March 26, 2016).

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appendix C

Section a: Transaction Terms and Conditions

Futtsu Transaction
I. Purchase Price
“Purchase Price”:	As set forth on Schedule 1.01, and as further described under “Structure of Acquisitions” in Part I of Section B
Currency:	US Dollars, or where otherwise provided, Japanese Yen.
“Purchase Price Adjustment”:

The Purchase Price Adjustment at Closing shall be calculated to maintain the after tax IRR (which shall be denominated in Japanese Yen) in the Financial Model (assuming internal use of any tax benefits) of the Purchaser based on the updated Financial Model delivered pursuant to Section 1.5(a)(iii), which has been updated solely to reflect the following:

(i)  change in the timing of Closing and the amount and date of the initial distribution to the Purchaser (considering any distributions received by the Seller prior to Closing and with the Seller leaving a reasonable amount of working capital in the project to fund near-term payables);

(ii)  changes to reflect amendments to or new Material Contracts that have an economic impact on the Project (including the terms of any project debt and tax equity financing and changes to the length of the term of any power purchase agreement);

(iii)  changes in the amounts and timing of material acquired assets and liabilities not associated with operating the business in the ordinary course, including post-construction refunds, reserve amounts, outstanding debt balances, capital expenditures, etc.; and

(iv)  manifest errors.

Post-Closing Adjustment:	None
Deferred Purchase Price:	None
Payment Mechanics and Payee Information:	Seller Bank: ABA: Account #: Account Name: SWIFT:

 1

II. Signing Date Deliverables
Seller’s Signing Date Deliverables:

Duly executed copies of:

•      Purchase and Sale Agreement by and between Purchaser and Seller related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru LP1 PSA”) as of the date hereof;

•      the Deferred Payment Agreement by and between Purchaser and Seller (the “Deferred Payment Agreement”) as of the date hereof; and

•      Executed consent notice from Mitsubishi Materials and Toa Corporation authorizing the transfer of membership interests from EFS Japan B.V. to Seller.

Purchaser’s Signing Date Deliverables:

Duly executed copies of:

•      Tsugaru LP1 PSA;

•      Purchase and Sale Agreement by and between Purchaser and Green Power Investment Corporation (“GPI”) related to Purchaser’s acquisition of the membership interest of Green Power Tsugaru GK (the “Tsugaru GPI PSA”), as of the date hereof;

•      Purchase and Sale Agreement by and between Purchaser and GPI related to Purchaser’s acquisition of membership interest of GK Green Power Kanagi, GK Green Power Otsuki and Otsuki Wind Power Corporation (the “GPI PSA”), as of the date hereof; and

•      the Deferred Payment Agreement.

III. Closing
Closing Location:	At the offices of Purchaser: Pier 1, Bay 3 San Francisco, CA 94111
Expected Closing Date:	March 5, 2018
Outside Closing Date:	June 30, 2018
IV. Closing Deliverables & Conditions Precedent to Closing
Additional Closing Deliverables of Seller:

In addition to the closing deliverables set forth in Section 1.5(a) of the Agreement, Seller shall deliver, or cause to be delivered, to Purchaser the additional closing deliverables set forth in Exhibit A-1.

Additional Closing Deliverables of Purchaser:

In addition to the closing deliverables set forth in Section 1.5(b) of the Agreement, Purchaser shall deliver, or cause to be delivered, to Seller the additional closing deliverables set forth in Exhibit A-2.

Additional Conditions Precedent to Each Party’s Obligations to Close:

In addition to the conditions precedent set forth in Section 5.1 of the Agreement, the obligation of Purchaser and Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-3.

Additional Conditions Precedent to Purchaser’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.2 of the Agreement, the obligation of Purchaser to Close is subject to the additional conditions precedent set forth in Exhibit A-4.
Additional Conditions Precedent to Seller’s Obligations to Close:	In addition to the conditions precedent set forth in Section 5.3 of the Agreement, the obligation of Seller to Close is subject to the additional conditions precedent set forth in Exhibit A-5.

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V. Additional Termination Rights
By Either Purchaser or Seller:	None
By Purchaser:

Purchaser shall have the right to terminate this Agreement with respect to all of the Acquisitions without any liability or payment, at any time prior to the occurrence of the Closing hereunder, if:

•      any of the GPI PSA, Tsugaru LP1 PSA, or Tsugaru GPI PSA is terminated for any reason prior to the closing of the Acquisitions (as defined therein) contemplated thereby.

By Seller:	None
VI. Indemnification Provisions
Additional Seller Indemnity Obligations:	None
Additional Purchaser Indemnity Obligations:	None
Survival Period:

Until the date that is 12 months after the Closing, except for (i) the representations and warranties in Sections 2.1, 2.2, 2.3(a), 2.6 and 2.11 and any claim for any breach of any representation or warranty involving actual fraud or willful misrepresentation, which shall survive until the expiration of the relevant statute of limitations, and (ii) the representations and warranties in Section 2.9, which shall survive until the date that is 60 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized written demand assessing liability for Tax, interest or penalties under applicable Law in respect of any taxation year to which such representations and warranties relate could be initiated (the “Survival Period”).

Limitation on Liability:	“Basket Amount”:	1.00% of the Purchase Price
	“Seller’s Maximum Liability”:	11.00% of the Purchase Price
	“Purchaser’s Maximum Liability”:	11.00% of the Purchase Price

With respect to any indemnification payments to be made by Seller under this Agreement with respect to any Futtsu Representations that relate to Losses at the Futtsu Project Company and its Subsidiaries, the amount of Losses for which Seller is responsible shall be limited to 75% of the actual Losses incurred by or at the Futtsu Project Company and its Subsidiaries; provided, further that the foregoing limitations shall not apply to any actual fraud or willful misrepresentation by the Seller.

“Futtsu Representations” means the representations and warranties with respect to the Futtsu Project and the Futtsu Project Company and its Subsidiaries in this Agreement.

 3

Additional Refund or Reimbursement Obligations:	By Purchaser or Purchaser Indemnified Party: None By either Seller or any Seller Indemnified Party: None
VII. Additional Transaction Terms
Required Governmental Approvals:	Pattern US Finance Company LLC to submit to Bank of Japan a prior notification of inward direct investment (tainai chokusetsu toshi) in regard to the investment in Green Power Generation GK pursuant to the Foreign Exchange and Foreign Trade Act of Japan.
Persons with Knowledge:

Purchaser’s Persons with Knowledge: Esben Pedersen, Mike Lyon and Dyann Blaine

Seller’s Persons with Knowledge: Shoichi Yoshizaki, Masaki Hori, Roland Thompson, Mark Anderson, Christopher McCune, Frank Davis, Liz Krall, Kevin Deters and Daniel Runyan

Additional Assignment Rights:	Assignment Rights of Seller: None Assignment Rights of Purchaser: None
Governing Law:	New York
Notice Information:	To Purchaser:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900
To Seller:	Pier 1, Bay 3 San Francisco, CA 94111 Attention: General Counsel Phone: 415-283-4000 Fax: 415-362-7900

 4

EXHIBIT A-1:

ADDITIONAL CLOSING DELIVERABLES OF Seller

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Purchaser and Subsidiary Transferor transferring 100% equity interest in the HoldCo.

 5

EXHIBIT A-2:

Additional Closing Deliverables of purchaser

Copies or originals of the following documents, each dated as of or prior to the Closing Date:

1.	A properly executed Assignment and Assumption Agreement between Subsidiary Purchaser and Subsidiary Transferor transferring 100% equity interest in the HoldCo.

2.	Pursuant to Section 5.5 of the Futtsu MIPA, a written agreement executed by the Subsidiary Purchaser to be bound by the terms thereof.

 6

EXHIBIT A-3:

Additional Conditions Precedent to

Each Party’s Obligations to Close

1.	Receipt of the required Governmental Approvals (excluding the post-closing items) identified in

Part VII of Section A.

2.	Amendment of the Members Agreement, GK Green Power Futtsu, dated October 6, 2015, by and among Green Power Investment Corporation, EFS Japan B.V. and Futtsu Holdings LLC and appropriate amendments under the Second Amended and Restated Financing Agreement, dated October 6, 2015, by and among the Project Company, The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Chiba Bank, Ltd., Chugoku Bank Ltd. And The Shizuoka Bank Ltd. (as amended) to reflect the new ownership structure.

3.	No circumstances, developments, changes or events has occurred since the date hereof that, individually or in the aggregate, could reasonably be expected to result in the failure of a condition to closing set forth in Article 5 of the Tsugaru LP1 PSA.

 7

EXHIBIT A-4:

ADDITIONAL CONDITIONS PRECEDENT TO

PURCHASER’S OBLIGATIONS TO CLOSE

None.

 8

EXHIBIT A-5:

Additional Conditions Precedent to

SELLER’S Obligations to Close

None.

 9

Section B: Acquired Interests; Ownership Structure;

and Project Information

FUTTSU TRANSACTION
I. Acquired Interests & Ownership Structure
Project Company:	GK Green Power Futtsu, a Japanese godo kaisha
Holding Company (“HoldCo”):	Futtsu Holdings LLC, a Delaware limited liability company
Subsidiaries of HoldCo	Project Company
Subsidiaries of Project Company	None
Subsidiary Purchasers	Green Power Generation GK, a Japanese godo kaisha
Subsidiary Transferor	Futtsu Holdings 2 LLC, a Delaware limited liability company
Percentage of Project Company Acquired by Purchaser:	95.38%. See “Structure of Acquisitions” below.
Percentage Retained by Seller:

4.62% (representing a 20% interest in distributions, which may be increased to 30% depending on Subsidiary Transferor’s actual IRR)

Seller owns 100% of Pattern Development Japan Holdings LLC, a Delaware limited liability Company, which owns 100% of Pattern Development Japan Power Holdings LLC, a Delaware limited liability company, which owns 91.69% of GPI as of the date hereof and will own 93.42% of GPI as of the Closing Date. GPI owns 4.62% of the Project Company. Following consummation of the Futtsu Acquisition, GPI will continue to own 4.62% of the Project Company.

Structure of Acquisitions:

Purchaser will indirectly acquire certain membership interests in the Project Company as follows:

For the applicable Purchase Price set forth on Schedule 1.01 (subject to the Purchase Price Adjustment as provided in Part I of Section A), (1) Purchaser will acquire 100% of the Acquired Interests from Seller and thereby indirectly acquire 47.69% of the membership interests of the Project Company and (2) Seller will assign all of its rights and obligations under the Futtsu MIPA (including but not limited to Seller’s right to purchase the Membership Interests (as defined in the Futtsu MIPA) from GE on the Equity Transfer Date). Upon the terms and subject to the conditions set forth in the Futtsu MIPA, the Purchaser will acquire the Membership Interests representing 47.69% of the Project Company from GE directly on the Equity Transfer Date.

“Futtsu MIPA” means the Membership Interest Purchase Agreement by and between EFS Japan B.V. (“GE”) and Futtsu Holdings LLC, dated as of September 27, 2017.

 10

Acquired Interests:	100% of membership interests in HoldCo (the “Acquired Interests”).
Direct or Indirect Co-Owners of Project Company:	Structure Immediately Prior to the Closing

 11

Direct or Indirect Co-Owners of Project Company (cont.):	Structure Immediately Following the Closing

 12

Direct or Indirect Co-Owners of Project Company (cont.)	Structure Immediately Following the Equity Transfer Date
II. Solar Project Information
Solar Project:	Nameplate capacity: 30.6 MW Location: Chiba Prefecture, Japan Solar panel manufacturer: Kyocera Corporation
Commercial Operation Date of Solar Project:	February 9, 2016
Permits & Governmental Approvals:	See attached Exhibit B-1.
Legal description of Solar Project site (i.e., real property description):	See attached Exhibit B-2.

 13

APPENDIX B-1: PERMITS & GOVERNMENTAL APPROVALS

COMPLETED PERMITS

Document
1.	FIT Law: (a) METI Approval (b) FIT Business Plan Approval (jigyou keikaku nintei)
2.	Electricity Business Act: (a) Notice Regarding Construction Plan (b) Notice Regarding Safety Rule (c) Filing of Chief Electricity Engineer (d) Power Producer (hatsuden jigyousha) Filing
3.	Construction Recycling Law: Notice pursuant to the Construction Recycling Law
4.	Soil Contamination Countermeasures Act: Notice Regarding the Change of Shape and Nature of a Land which is Larger than a Certain Area.
5.

Futtsu City Ordinance on Administration of Public Properties:

(a) Application for the Use of, and Conducting Construction Work in, the Public Property

(b) Application for the Use of, and Conducting Construction Work in, the Public Property

6.	Ordinance on Industrial Safety and Hygiene: Report Regarding Commencement of Construction Work by Specified Prime Contractor
7.	Ordinance for Enforcement of the Labor Standards Act: Business Report of the Specified Business
8.

Futtsu City Ordinance on Administration of Public Properties:

(a) Application for the Use of, and Conducting Construction Work in, the Public Property

(b) Application for the Use of, and Conducting Construction Work in, the Public Property

9.	Fire Defense Law: Notice Regarding Installation of Electric Power Substation
10.	Industrial Safety and Health Act: Notice Regarding the Construction Plan

 14

EXHIBIT B-2: LEGAL DESCRIPTION OF PROJECT SITE

The real estate documents listed in Article V (Real Estate Documents) of Section C (Documents & Key Counterparties) of this Appendix C are incorporated herein by reference.

 15

section C: Documents & Key Counterparties

Futtsu Transaction
I. Material Project Agreements & Key Counterparties
Engineering, Procurement and Construction Agreement	Date: December 25, 2014 KYOCERA Communication Systems Co., Ltd. (“KCCS”)
Operation and Maintenance Agreement	Date: December 25, 2014 KCCS
Insurance Policy (PD/BI)[1]	Date: February 24, 2017 Aioi Nissay Dowa Insurance Co., Ltd.
Insurance Policy (GL)	Date: February 24, 2017 Aioi Nissay Dowa Insurance Co., Ltd.
Insurance Policy (D&O)	Date: April 7, 2017 AIU Insurance Company, Ltd.
MOU	Regarding EPC Agreement Date: January 11, 2016 KCCS
Power Purchase Agreement	Date: December 26, 2014 Tokyo Electric Power Company
Contribution in Aid of Construction Costs Agreement	Date: December 26, 2014 Tokyo Electric Power Company
PPA regarding Commissioning	Date: December 26, 2014 Tokyo Electric Power Company
Asset Management Agreement	Date: December 29, 2014 (as amended as of December 20, 2016) GPI
Electricity Supply Agreement	Date: October 14, 2015 Tokyo Electric Power Company
Power Purchase Agreement	Date: March 30, 2016 Oji-Itochu Enex power retailing Co., Ltd. (“OJEX”)
Power Purchase Agreement	Date: March 30, 2016 Itochu Enex Co., Ltd. (“ENEX”)
Site Office Construction Agreement	Date: June 2, 2016 Kimitsu General Contractor Co., Ltd.
EPC Agreement for Dual Connection	Date: June 9, 2016 Kandenko Co., Ltd.
Contribution in Aid of Construction Costs Agreement (for Dual Connection)	Date: December 28, 2017 TEPCO Energy Partner, Incorporated. (“TEPCO EP”)
Additional Electricity Supply and Demand Agreement	Date: December 28, 2017 TEPCO EP
SCADA Retrofit Work Agreement for Dual Connection	Date: January 31, 2018 KCCS
II. Reports, Other Deliverables and Consultants
Insurance Consultant	MST Risk Consulting Co., Ltd.,
Insurance Consultant’s Report	Date: March 15, 2016
Independent Engineer	Itochu Techno-Solutions Corporation

 16

Independent Engineer’s Report	(i) Green Power Futtsu Solar Power Plant Technical Verification Report on Cash Flow (gijutsu kensho report – cash flow kensho), (ii) Green Power Futtsu Solar Power Plant Technical Verification Report on Related Project Documents (gijutsu kensho report – kakushu project kanren keiyaku no kensho), (iii) Green Power Futtsu Solar Power Plant Technical Verification Report on Architectural Structure (gijutsu kensho report – kozo), (iv) Green Power Futtsu Solar Power Plant Technical Verification Report on Facility (gijutsu kensho report – setsubi kensho) and (v) Evaluation Report on the Solar Power Plant in Futtsu City, Chiba Prefecture (chibaken futtsu-shi ni okeru taiyoko hatsudensyo hyoka hokokusho), each dated December 24, 2014
Independent Financial Model Advisor:	Tokyo Kyodo Accounting Office
Independent Financial Model Advisor’s Report:	Report on the Results of the Agreed Procedure regarding Solar Power Project, dated December 25, 2014
Environmental Consultant	ITOCHU Techno-Solutions Corporation
Environmental Consultant’s Report	Green Power Futtsu Solar Power Plant Technical Verification Report on Environment (gijutsu kensho report - kankyo kensho) dated December 24, 2014
III. Financing Arrangements & Key Counterparties
Financing Agreement for Term Financing	Date: December 29, 2014 The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), The Chiba Bank, Ltd., Chugoku Bank Ltd. and The Shizuoka Bank, Ltd.
Amended and Restated Financing Agreement	Date: March 30, 2015 BTMU
Second Amended and Restated Financing Agreement	Date: October 6, 2015 BTMU
Amendment No 2016-1 to Financing Agreement	Date: January 16, 2016 BTMU
Amendment No 2016-2 to Financing Agreement	Date: March 30, 2016 BTMU
ISDA 2002 Master Agreements	Date: December 21, 2015 BTMU
Schedule to ISDA 2002 Master Agreements	Date: December 21, 2015 BTMU
ISDA Cross-Border Swaps Representation Letter	Date: December 21, 2015
Membership Interest Pledge Agreement	Date: April 24, 2015 BTMU, GPI and EFS
Amendment to Membership Interest Pledge Agreement in favor of Lender	Date: October 6, 2015 BTMU, GPI, EFS Japan B.V. (“EFS”) and Futtsu Holdings LLC (“FHL)
Material Project Document Pledge Agreement	Date: April 24, 2015 BTMU

 17

Agreement on Option to Assign Contractual Positions in the Material Project Documents	Date: April 24, 2015 BTMU
Collateral Account Pledge Agreement	Date: April 24, 2015 BTMU
Insurance Pledge Agreement	Date: April 24, 2015 BTMU
Interest Rate Hedge Agreement Pledge Agreement	Date: December 21, 2015 BTMU
Agreement on Option to Assign Contractual Positions in the Interest Rate Hedge Agreement	Date: December 21, 2015 BTMU
Superficies Mortgage Agreement	Date: April 24, 2015 BTMU
Administrative Agent Fee Letter	Date: December 29, 2014 BTMU
Sponsor Undertaking	Date: April 24, 2015 BTMU, GPI and EFS (as amended and acceded to by FHL on October 6, 2015)
GECC Guaranty	Date: April 24, 2015 BTMU
Pattern Guaranty	Date: October 6, 2015 BTMU
Futtsu Mega Solar Project Factory Foundation Mortgage Agreement	Date: January 19, 2016 BTMU
Futtsu Mega Solar Project Assignment for Security Purposes of Movables and Equipment	Date: January 19, 2016 BTMU
IV. Equity and Co-Ownership Arrangements & Key Counterparties
Development Fee Agreement	Date: December 29, 2014 GPI
Amended and Restated Development Fee Agreement	Date: April 24, 2015 GPI
V. Real Estate Documents
Superficies Agreement	Date: September 30, 2014
Mitsubishi Material Corporation (“MMC”) and Toa Corporation (“Toa”)
Sanuki 489-2, Yawata 450-7, 450-8, Tsuruoka 510-3, 482-13, 1380-1, 1380-4, 1384-5, 1384-6, 1379-92, 1379-95, 1392-7, 1392-23, 1392-26, 1392-28, 1392-30, 1392-31, 1395-9, 1389-7, 1389-8, 1386-1, 1397-50, 1397-51, 1397-52, 1398-67, 470-29, 1392-14, 1392-27, 1392-32
MOU regarding Superficies Agreement	Date: December 18, 2014 MMC, and Toa
Superficies Agreement	Date: August 6, 2014 Ryoichi Omori Tsuruoka 481-1, 481-2, 505-1

 18

MOU regarding Superficies Agreement	Date: November 28, 2014 Ryoichi Omori
Superficies Agreement	Date: July 20, 2014 Hitoshi Hirano and Mineko Hirano Tsuruoka 1397-43
Superficies Agreement	Date: July 20, 2014 Hisashi Hirano Tsuruoka 1397-38, 1397-41
MOU regarding Superficies Agreement	Date: July 20, 2014 Hisashi Hirano, Hitoshi Hirano and Mineko Hirano
Superficies Agreement	Date: August 21, 2014 Isao Takanashi and Fusako Takanashi Tsuruoka 509-1, 509-5, 509-6, 509-7, 509-8
Superficies Agreement	Date: August 28, 2014Yugen Kaisha Maruwa Kenzaisha Tsuruoka 506-7

 19

SECTION D: AFFILIATE TRANSACTIONS

1. Asset Management Agreement
Execution Date	December 29, 2014 (as amended as of December 20, 2016)
Parties	Project Company and GPI
Term	20 years from the COD The Project Company may request to extend the Term for 5 years or less
Fee	The Management Fee JPY 3,700,000 per month (after COD), plus Third Party Costs and AM Costs
Fee Amendment	The Management Fee JPY 4,200,000 per month (during the period from April 2016 to March 2021, in which OJEX PPA and ENEX PPA are in force and effect), plus Third Party Costs and AM Costs
Payment Term	Monthly payment in arrears
Termination	In addition to typical causes of termination, the Project Company may terminate the agreement after the end of five year after the COD without paying the termination fee.
Services	Services related to operation, maintenance and other activities, exercise of rights and performance of obligations the Project Company

 20